Exhibit 99.1

Assured Guaranty Inc.

Combined Financial Statements

December 31, 2025, 2024 and 2023

Assured Guaranty Inc.

Index to Combined Financial Statements

December 31, 2025, 2024 and 2023

Report of Independent Auditors

To the Board of Directors of Assured Guaranty Inc.

Opinion

We have audited the accompanying combined financial statements of Assured Guaranty Inc. and its subsidiaries (the "Company"), which comprise the combined balance sheets as of December 31, 2025 and 2024, and the related combined statements of operations, of comprehensive income (loss), of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the "combined financial statements").

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 27, 2026

Assured Guaranty Inc.

Combined Balance Sheets

(in millions)

	As of December 31,
	2025	2024
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $52 and $58 (amortized cost of $5,404 and $5,580)	$5,230	$5,199
Fixed-maturity securities, trading, at fair value	124	147
Short-term investments, at fair value	662	717
Equity method investments	526	402
Other invested assets (includes $3 and $4, at fair value)	12	8
Total investments	6,554	6,473
Cash	133	69
Loan receivable from affiliate	200	250
Premiums receivable, net of commissions payable, net of allowance for credit losses of $3 and $–	1,524	1,520
Ceded unearned premium reserve	795	796
Reinsurance recoverable on unpaid losses	80	92
Salvage and subrogation recoverable	449	395
Financial guaranty variable interest entities’ assets (includes $172 and $147, at fair value)	212	147
Other assets (includes $29 and $10, at fair value)	246	386
Total assets	$10,193	$10,128
Liabilities
Unearned premium reserve	$3,572	$3,679
Loss and loss adjustment expense reserve	264	225
Reinsurance balances payable, net	361	349
Financial guaranty variable interest entities’ liabilities, at fair value (includes $197 and $164 at fair value, $182 and $155 with recourse, $16 and $9 without recourse)	198	164
Other liabilities (includes $17 and $30, at fair value)	313	335
Total liabilities	4,708	4,752
Commitments and contingencies (Notes 2, 3, 7, 15)
Shareholder’s equity
Preferred stock (see Note 16)	—	—
Common stock (see Note 16)	15	15
Additional paid-in capital	618	863
Retained earnings	4,946	4,796
Accumulated other comprehensive income (loss), net of tax of $(50) and $(77)	(122)	(298)
Total shareholder’s equity attributable to Assured Guaranty Inc.	5,457	5,376
Noncontrolling interest	28	—
Total shareholder’s equity	5,485	5,376
Total liabilities and shareholder’s equity	$10,193	$10,128

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Operations

(in millions)

	Year Ended December 31,
	2025	2024	2023
Revenues
Net earned premiums	$283	$306	$264
Net investment income	300	282	312
Net realized investment gains (losses)	(35)	9	(11)
Fair value gains (losses) on credit derivatives	101	17	93
Fair value gains (losses) on committed capital securities	20	(10)	(35)
Fair value gains (losses) on financial guaranty variable interest entities	6	(11)	8
Fair value gains (losses) on consolidated investment vehicles	—	40	28
Foreign exchange gains (losses) on remeasurement	80	(21)	45
Fair value gains (losses) on trading securities	13	52	74
Other income (loss)	38	4	21
Total revenues	806	668	799
Expenses
Loss and loss adjustment expenses (benefit)	57	(23)	113
Employee compensation and benefit expenses	165	156	135
Other expenses	114	107	99
Total expenses	336	240	347
Income (loss) before income taxes and equity in earnings (losses) of investees	470	428	452
Equity in earnings (losses) of investees	61	62	54
Income (loss) before income taxes	531	490	506
Provision (benefit) for income taxes
Current	72	83	69
Deferred	22	4	13
Total provision (benefit) for income taxes	94	87	82
Net income (loss)	437	403	424
Less: Noncontrolling interest	—	1	—
Net income (loss) attributable to Assured Guaranty Inc.	$437	$402	$424

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Comprehensive Income (Loss)

(in millions)

	Year Ended December 31,
	2025	2024	2023
Net income (loss)	$437	$403	$424
Change in net unrealized gains (losses) on:
Investments with no credit impairment, net of tax provision (benefit) of $21, $(8) and $13	150	(23)	111
Investments with credit impairment, net of tax provision (benefit) of $6, $1 and $1	25	3	7
Change in net unrealized gains (losses) on investments	175	(20)	118
Change in instrument-specific credit risk on financial guaranty variable interest entities’ liabilities with recourse, net of tax provision (benefit)	1	2	3
Other comprehensive income (loss)	176	(18)	121
Comprehensive income (loss)	613	385	545
Less: Comprehensive income (loss) attributable to noncontrolling interest	—	1	—
Comprehensive income (loss) attributable to Assured Guaranty Inc.	$613	$384	$545

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Shareholder’s Equity

Years Ended December 31, 2025, 2024 and 2023

(in millions)

		Total Shareholder's Equity Attributable to Assured Guaranty Inc.
	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholder’s Equity	Noncontrolling Interest	Shareholder’s Equity
As of December 31, 2022	14,336	$30	$1,436	$4,728	$(401)	$5,793	$—	$5,793
Net income	—	—	—	424	—	424	—	424
Dividends	—	—	—	(358)	—	(358)	—	(358)
Common stock redemptions	(4,412)	—	(200)	—	—	(200)	—	(200)
Other comprehensive income	—	—	—	—	121	121	—	121
Capital contribution	—	—	12	—	—	12	—	12
Consolidation of investment vehicles	—	—	—	—	—	—	3	3
As of December 31, 2023	9,924	30	1,248	4,794	(280)	5,792	3	5,795
Net income	—	—	—	402	—	402	1	403
Dividends	—	—	—	(400)	—	(400)	—	(400)
Common stock redemptions	(3,993)	—	(400)	—	—	(400)	—	(400)
Other comprehensive loss	—	—	—	—	(18)	(18)	—	(18)
Distributions	—	—	—	—	—	—	(4)	(4)
Effect of AG/AGM merger	(121)	(15)	15	—	—	—	—	—
As of December 31, 2024	5,810	15	863	4,796	(298)	5,376	—	5,376
Net income	—	—	—	437	—	437	—	437
Dividends	—	—	—	(287)	—	(287)	—	(287)
Common stock redemptions	(3,253)	—	(250)	—	—	(250)	—	(250)
Other comprehensive income	—	—	—	—	176	176	—	176
Capital contribution	—	—	5	—	—	5	—	5
Consolidation	—	—	—	—	—	—	28	28
As of December 31, 2025	2,557	$15	$618	$4,946	$(122)	$5,457	$28	$5,485

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income (loss)	$437	$403	$424
Adjustments to reconcile net income to net cash flows provided by operating activities:
Net amortization of premium (discount) on investments	(62)	(23)	(37)
Provision (benefit) for deferred income taxes	22	4	13
Net realized investment losses (gains)	35	(9)	11
Fair value losses (gains) on committed capital securities	(20)	10	35
Equity in (earnings) losses of investees	(61)	(62)	(54)
Fair value losses (gains) on trading securities	(13)	(52)	(74)
Gain on sale of building	(23)	—	—
Change in premiums receivable, net of premiums and commissions payable	(6)	(68)	(128)
Change in ceded unearned premium reserve	1	5	(34)
Change in unearned premium reserve	(107)	58	44
Change in loss and loss adjustment expense reserve and salvage and subrogation recoverable, net	68	(184)	37
Change in credit derivative assets and liabilities, net	(12)	(17)	(94)
Change in current income taxes	14	(2)	57
Distributions from equity method investees	25	22	29
Other	(46)	8	(27)
Cash flows from consolidated investment vehicles:
Consolidation of consolidated investment vehicles	—	—	27
Purchases of securities	—	(97)	(9)
Sales of securities	—	31	7
Accretion and (gains) losses on investments	—	37	(12)
Other changes in consolidated investment vehicles	—	(4)	4
Net cash flows provided by (used in) operating activities	$252	$60	$219

(continued)

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Combined Statements of Cash Flows, Continued
(in millions)

	Year Ended December 31,
	2025	2024	2023
Cash flows from investing activities:
Fixed-maturity securities, available-for-sale:
Purchases	$(1,493)	$(1,183)	$(327)
Sales	622	602	778
Maturities and paydowns	1,109	693	619
Short-term investments with original maturities of over three months:
Purchases	(3)	(1)	(16)
Sales	—	—	4
Maturities and paydowns	—	5	36
Net sales (purchases) of short-term investments with original maturities of less than three months	63	529	(703)
Fixed-maturity securities, trading:
Sales	8	233	—
Maturities and paydowns	28	21	63
Paydowns on financial guaranty variable interest entities’ assets	20	23	175
Purchases of equity method investments	(130)	(107)	(185)
Distributions from equity method investments	6	26	233
Purchases of other invested assets	(28)	(9)	—
Sales of other invested assets	28	5	3
Proceeds from repayment of loan to affiliate	50	—	—
Net proceeds from sale of assets and liabilities held for sale	49	—	—
Consolidation of VIEs	22	—	—
Other	(9)	(4)	1
Net cash flows provided by (used in) investing activities	$342	$833	$681

Cash flows from financing activities:
Dividends paid	(287)	(400)	(358)
Net paydowns of financial guaranty variable interest entities’ liabilities	(16)	(375)	(149)
Redemption of common stock	(213)	(267)	(200)
Other	—	(4)	(9)
Net cash flows provided by (used in) financing activities	(516)	(1,046)	(716)

Effect of foreign exchange rate changes	4	(2)	1
Increase (decrease) in cash and cash equivalents and restricted cash	82	(155)	185
Cash and cash equivalents and restricted cash at beginning of period	74	229	44
Cash and cash equivalents and restricted cash at end of period	$156	$74	$229

(continued)

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Combined Statements of Cash Flows, Continued
(in millions)

	Year Ended December 31,
	2025	2024	2023
Supplemental disclosure of non-cash activities:
Equity method investments transferred in exchange for stock redemption	$37	$133	$—
Receipt of fixed-maturity securities, available-for-sale	9	—	1
Sale of fixed-maturity securities, available-for-sale	1	—	—
Contributions to equity method investments	—	—	28
Distributions from equity method investments	—	—	28
Capital contribution from parent	5	—	12
Distributions to noncontrolling interest	—	—	7

	As of December 31,
	2025	2024	2023
Reconciliation of cash and cash equivalents and restricted cash to the combined balance sheets:
Cash	$133	$69	$42
Restricted cash (included in other assets)	1	5	—
Cash of financial guaranty variable interest entities (see Note 8)	22	—	154
Cash and cash equivalents of consolidated investment vehicles (see Note 8)	—	—	33
Cash and cash equivalents and restricted cash at the end of period	$156	$74	$229

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Notes to Combined Financial Statements
1.    Business and Basis of Presentation

Business

Assured Guaranty Inc. (formerly, Assured Guaranty Corp.) (AG and, together with its subsidiaries, the Company), a Maryland domiciled insurance company, is an indirect and wholly-owned subsidiary of Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty). AGL is a Bermuda-based holding company that provides, through its wholly-owned operating subsidiaries, credit protection products to the United States (U.S.) and non-U.S. public finance (including infrastructure) and structured finance markets. Assured Guaranty also participates in the asset management business.

Insurance

The Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the shortfall of the scheduled amount to the holder of the obligation, but generally cannot be required by the holder to pay on an accelerated basis. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom (U.K.), and also guarantees obligations issued in other countries and regions, including Western Europe and Australia.

Held for Sale

The Company designated certain assets (including a commercially leased building) and related liabilities as held for sale in the first quarter of 2023. These assets and liabilities were associated with a loss mitigation strategy for a troubled exposure that had carrying values of $30 million (reported in “other assets”) and $4 million (reported in “other liabilities”), respectively, as of September 30, 2025. In connection with the sale in October 2025 of the commercially leased building, the Company recognized a pre-tax gain of $23 million, which was recorded in “other income.”

Merger

Effective August 1, 2024, AG’s U.S. affiliate, Assured Guaranty Municipal Corp. (AGM) merged with and into AG, with AG as the surviving company. As a result of the merger, the Company wrote-off the $6 million carrying value of AGM’s insurance licenses in the third quarter of 2024, which was recorded in “other expenses.” In connection with the merger, the Maryland Insurance Administration (MIA) approved, and in the third quarter of 2024 AG implemented, the redemption of approximately $300 million of AG’s shares of common stock from its parent, Assured Guaranty Municipal Holdings Inc. (AGMH), in exchange for cash of $167 million and the remainder in alternative investments.

Because AG and AGM were under common control, the merger was accounted for in accordance with a method that is similar to the pooling-of-interests method. Under this method of accounting, AG’s and AGM’s financial statements and disclosures were combined in all historical periods presented as if the combination had been in effect from the date common control began for each of the subsidiaries to reflect Assured Guaranty’s historical carryover basis in the assets and liabilities. Intercompany accounts and transactions between AG and AGM were eliminated.

The impact of the common control transaction is summarized below.

Impact of the Common Control Acquisition

(in millions)
AG’s historical shareholder’s equity as of December 31, 2023	$1,882
AG’s shareholder’s equity activity from January 1, 2024 to July 31, 2024	24
Merger of AGM on August 1, 2024	3,950
Carrying value of AG as of August 1, 2024, post-merger	$5,856

In May 2024, the New York State Department of Financial Services approved, and AGM implemented, the redemption of approximately $100 million of AGM’s shares of common stock from its then parent, AGMH.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Assured Guaranty’s Asset Management Business

Until July 1, 2023, Assured Guaranty served as an investment adviser to primarily collateralized loan obligations (CLOs) and opportunity funds, through Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM). Beginning July 1, 2023, Assured Guaranty participates in the asset management business through its ownership interest in Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point), as described below.

On July 1, 2023, Assured Guaranty contributed to Sound Point, LP most of its asset management business, other than that conducted by Assured Healthcare Partners LLC (AHP) (AssuredIM Contributed Business), as contemplated by the transaction agreement entered into with Sound Point on April 5, 2023 (Transaction Agreement). Assured Guaranty received, subject to certain potential post-closing adjustments, approximately 30% of the common interests in Sound Point, LP, and certain other interests in Sound Point. Assured Guaranty has committed capital to investments managed by Sound Point. See Note 7. Investments and Cash.

In July 2023, Assured Guaranty also sold all of its equity interests in AHP, which manages healthcare funds, to an entity owned and controlled by the managing partner of AHP (AHP Transaction). In connection with the AHP Transaction, Assured Guaranty agreed to remain a strategic investor in certain AHP managed funds, retain its portion of carried interest in certain AHP managed funds and receive other consideration.

Basis of Presentation

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In management’s opinion, all material adjustments necessary for a fair statement of the financial condition, results of operations and cash flows of the Company, including its consolidated variable interest entities (VIEs), are reflected in the periods presented and are of a normal, recurring nature. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior year balances have been reclassified to conform to the current year’s presentation.

The combined financial statements include the accounts of AG, its subsidiaries, and its consolidated financial guaranty VIEs (FG VIEs) and consolidated investment vehicles (CIVs). See Note 8. Variable Interest Entities. Intercompany accounts and transactions between and among all consolidated entities have been eliminated. All amounts are reported in U.S. dollars, unless otherwise specified.

As of December 31, 2025, AG owned the following principal subsidiaries:

•100% of Assured Guaranty UK Limited (AGUK), which was domiciled in the U.K.
•99.9999% of Assured Guaranty (Europe) SA (AGE), which was domiciled in France. AGMH owns the remaining 0.0001% of AGE.
•100% of AG Asset Strategies LLC (AGAS), an investment subsidiary.

Significant Accounting Policies

The Company revalues foreign currency denominated assets, liabilities, revenue, and expenses, into U.S. dollars using the applicable exchange rates prescribed by GAAP. Gains and losses generated by the remeasurement of foreign currency transactions are reported in the combined statements of operations.

Other accounting policies are included in the following notes to the combined financial statements.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Note Name	Note Number
Expected loss to be paid (recovered)	Note 3
Contracts accounted for as insurance	Note 4
Contracts accounted for as credit derivatives	Note 5
Reinsurance	Note 6
Investments and cash	Note 7
Variable interest entities	Note 8
Fair value measurement	Note 9
Income taxes	Note 11
Related party transactions	Note 13
Leases	Note 14
Contingencies	Note 15
Shareholder’s equity	Note 16

Recent Accounting Standards Adopted

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). This ASU requires enhanced annual disclosures regarding the rate reconciliation and income taxes paid. The Company prospectively adopted this ASU effective January 1, 2025, which affected certain of the Company’s income tax disclosures. See Note 11. Income Taxes.

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. This ASU refines the scope of Accounting Standards Codification (ASC) 815 to clarify which contracts are subject to derivative accounting and provides clarification under ASC 606 for share-based payments from a customer in a revenue contract. The Company elected to early adopt this ASU as of January 1, 2025, with no effect on the Company’s combined financial statements.

Recent Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this ASU require disclosure about specific expense categories, including employee compensation, depreciation and intangible asset amortization, in the notes to the financial statements at interim and annual reporting periods. This ASU is effective in fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Prospective application is required, and retrospective application is permitted. The Company is evaluating when and how it will adopt this ASU and the effect that the amendments in this ASU may have on its expense disclosures.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This ASU updates the capitalization guidance for internal-use software development costs by removing all references to software development project stages and providing new guidance requiring an entity to start capitalizing when both of the following occur: (i) management has authorized and committed to funding a software project; and (ii) it is probable that the project will be completed and the software will be used to perform the function intended. This ASU is effective for fiscal years beginning after December 15, 2027, and interim periods within those fiscal years, with early adoption permitted. This ASU allows entities to adopt the new guidance prospectively, retrospectively or with a modified transition. The Company is evaluating when and how it will adopt this ASU and the effect it may have on its combined financial statements.

2.    Outstanding Exposure

The Company sells credit protection primarily in financial guaranty insurance form. The Company may also sell credit protection by issuing policies that guarantee payment obligations under credit default swaps (CDS). The Company’s guaranties of CDS are generally structured such that the circumstances giving rise to the Company’s obligation to make loss payments are similar to those for its financial guaranty insurance contracts.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The Company seeks to limit its exposure to losses by underwriting obligations that it views to be investment grade at inception, although on occasion it may underwrite new issuances that it views to be below-investment grade (BIG), typically as part of its loss mitigation strategy for existing troubled exposures. The Company also seeks to acquire portfolios of insurance from financial guarantors that are no longer writing new business by acquiring such companies, providing reinsurance on or novating a portfolio of insurance; in such instances, the Company evaluates the risk characteristics of the target portfolio, which may include some BIG exposures, as a whole in the context of the proposed transaction. The Company diversifies its insured portfolio across sector and geography and, in the structured finance portfolio, generally requires subordination or collateral to protect it from loss. Reinsurance may be used in order to reduce net exposure to certain insured transactions.

Public finance obligations insured by the Company primarily consist of general obligation bonds supported by the taxing powers of U.S. state or municipal governmental authorities, as well as tax-supported bonds, revenue bonds and other obligations supported by covenants from state or municipal governmental authorities or other municipal obligors to impose and collect fees and charges for public services or specific infrastructure projects. The Company includes within public finance obligations those obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including utilities, toll roads, healthcare facilities and government office buildings as well as obligations issued by U.S. and non-U.S. sovereign and sub-sovereign issuers and governmental authorities.

Structured finance obligations insured by the Company are generally issued by special purpose entities, including VIEs, and backed by pools of assets having an ascertainable cash flow or market value or other specialized financial obligations. Some of these VIEs are consolidated as described in Note 8. Variable Interest Entities. Unless otherwise specified, the outstanding par and debt service amounts presented in this note include outstanding exposures on these VIEs whether or not they are consolidated.

Significant Risk Management Activities

The Portfolio Risk Management Committee of the Company’s indirect parent, AGL, which includes members of Assured Guaranty’s senior management and senior risk and surveillance officers, is responsible for enterprise risk management for Assured Guaranty’s insurance business and focuses on measuring and managing credit, market and liquidity risk for Assured Guaranty’s insurance business. This committee establishes Assured Guaranty-wide credit policy for Assured Guaranty’s direct and assumed insurance business. It implements specific underwriting procedures and limits for Assured Guaranty and allocates underwriting capacity among AGL’s insurance subsidiaries, including the Company. All insurance transactions in new asset classes or new jurisdictions, or otherwise outside AGL’s Board of Directors-approved risk appetite statement or its risk limits, must be approved by this committee.

The Company’s risk management committee conducts an in-depth review of the Company’s insured portfolio, focusing on varying portions of the portfolio at each meeting. It reviews and may revise internal ratings assigned to the insured transactions and reviews sector reports, monthly product line surveillance reports and compliance reports.

All transactions in the insured portfolio are assigned internal credit ratings by the relevant underwriting committee at inception, and such credit ratings are updated by the respective risk management committee based on changes in transaction credit quality. As part of the surveillance process, the Company monitors trends and changes in transaction credit quality, and recommends such remedial actions as may be necessary or appropriate. The Company also develops strategies to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company’s litigation proceedings.

Surveillance Categories

The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review of each exposure. BIG exposures include all exposures with internal credit ratings below BBB-.

The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and generally reflect an approach similar to that employed by the rating agencies, except that the Company’s internal credit ratings focus on future performance rather than lifetime performance.

The Company monitors its insured portfolio and refreshes its internal credit ratings on individual exposures in quarterly, semi-annual or annual cycles based on the Company’s view of the exposure’s credit quality, future loss potential,

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
volatility and sector. More extensive monitoring and intervention are employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. Exposures identified as BIG are subjected to further review to determine (i) the probability of a future loss, (ii) the calculation of the expected future loss to be paid, and (iii) whether the Company has paid a claim for which it expects to be reimbursed within one year (liquidity claim) or a claim for which it does not expect to be reimbursed within one year.

Ratings on exposures in sectors identified as under the most stress or with the most potential volatility are also reviewed every quarter, although the Company may also review a rating in response to developments impacting a credit when a ratings review is not scheduled. For assumed exposures, the Company may use the ceding company’s credit ratings of transactions where it is impractical for it to assign its own rating.

The Company assigns each BIG exposure to one of the three BIG surveillance categories below, which generally represent the following:

•BIG 1: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is less than 50%, regardless of whether the Company has or has not paid a liquidity claim.
•BIG 2: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, but for which no claims (other than liquidity claims) have yet been paid.
•BIG 3: Below-investment-grade exposures for which future losses are expected, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, and for which claims, other than liquidity claims have been paid.

For purposes of classifying BIG exposures into one of the three BIG categories, the Company calculates the present value of projected claim payments and recoveries using the pre-tax book yield of the investment portfolio as the applicable discount rate.

As discussed in Note 3. Expected Loss to be Paid (Recovered), for financial statement measurement purposes, the Company uses risk-free rates (as determined each quarter) for discounting, rather than the pre-tax book yield of the investment portfolio, to calculate the expected losses to be paid. Expected losses to be paid (recovered) are based on probability weighted scenarios and serve as the basis for the loss reserves reported in accordance with GAAP.

Components of Outstanding Exposure

The Company measures its financial guaranty exposure in terms of: (i) gross and net par outstanding; and (ii) gross and net debt service.

The Company typically guarantees the payment of debt service when due. Since most of these payments are due in the future, the Company generally uses gross and net par outstanding as a proxy for its financial guaranty exposure. Gross par outstanding generally represents the principal amount of the insured obligation at a point in time. Net par outstanding equals gross par outstanding net of any reinsurance. The Company includes in its par outstanding calculation the impact of any consumer price index inflator to the reporting date as well as, in the case of accreting (zero-coupon) obligations, accretion to the reporting date. Non-U.S. dollar denominated par outstanding is translated at the spot rate at the end of the reporting period.

The Company has, from time to time, purchased securities that it has insured, and for which it had expected losses to be paid, in order to mitigate the economic effect of insured losses (Loss Mitigation Securities). Amounts attributable to Loss Mitigation Securities are excluded from par and debt service outstanding, and are instead reported as Loss Mitigation Securities in the investment portfolio. The Company manages such securities as investments and not insurance exposure. As of December 31, 2025 and December 31, 2024, the Company excluded net par outstanding of $0.8 billion and $0.9 billion, respectively, attributable to Loss Mitigation Securities.

Gross debt service outstanding represents the sum of all estimated future debt service payments on the insured obligations, on an undiscounted basis. Net debt service outstanding equals gross debt service outstanding net of any reinsurance. Future debt service payments include the estimated impact of any consumer price index inflator after the reporting date, as well as, in the case of accreting (zero-coupon) obligations, accretion after the reporting date.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The Company calculates its debt service outstanding as follows:

•for insured obligations that are not supported by homogeneous pools of assets (which category includes most of the Company’s public finance transactions), as the total estimated contractual future debt service due through maturity, regardless of whether the obligations may be called and regardless of whether, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, the Company believes the obligations will be repaid prior to contractual maturity; and

•for insured obligations that are supported by homogeneous pools of assets that are contractually permitted to prepay principal (which category includes, for example, residential mortgage-backed securities (RMBS)), as the total estimated expected future debt service due on insured obligations through their respective expected terms, which reflects the Company’s expectations as to whether the obligations may be called and, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, when the Company expects principal payments to be made prior to contractual maturity.

The calculation of debt service requires the use of estimates, which the Company updates periodically, including estimates and assumptions for the expected remaining term of insured obligations supported by homogeneous pools of assets, updated interest rates for floating and variable rate insured obligations, behavior of consumer price indices for obligations with consumer price index inflators, foreign exchange rates and other assumptions based on the characteristics of each insured obligation. Debt service is a measure of the estimated maximum potential exposure to insured obligations before considering the Company’s various legal rights to the underlying collateral and other remedies available to it under its financial guaranty contract.

Actual debt service may differ from estimated debt service due to refundings, terminations, negotiated restructurings, prepayments, changes in interest rates on variable rate insured obligations, consumer price index behavior differing from that projected, changes in foreign exchange rates on non-U.S. dollar denominated insured obligations and other factors.

Financial Guaranty Portfolio
Debt Service and Par Outstanding

	As of December 31, 2025		As of December 31, 2024
	Gross	Net	Gross	Net
	(in billions)
Debt Service
Public finance	$424.6	$333.5	$399.4	$316.4
Structured finance	11.2	7.1	12.0	7.8
Total financial guaranty	$435.8	$340.6	$411.4	$324.2

Par Outstanding
Public finance	$263.0	$205.9	$247.3	$194.8
Structured finance	10.4	6.4	11.0	6.8
Total financial guaranty	$273.4	$212.3	$258.3	$201.6

The Company and Financial Guaranty Insurance Company (FGIC) had been parties to a novation agreement, dated as of February 8, 2024 (Novation Agreement) pursuant to which certain FGIC policies insuring approximately $353 million of public finance (including infrastructure) gross par and approximately $50 million of structured finance gross par as of December 31, 2023 could in the future have been novated to the Company in accordance with the terms and conditions of the Novation Agreement. The Company terminated the Novation Agreement effective October 6, 2025.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio by Internal Rating
As of December 31, 2025

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in billions)
AAA	$—	—%	$1.2	3.1%	$0.4	9.3%	$0.4	23.2%	$2.0	0.9%
AA	14.4	8.6	1.3	3.3	2.4	51.6	0.2	6.4	18.3	8.6
A	95.2	56.7	10.6	27.8	0.6	11.9	1.2	70.0	107.6	50.7
BBB	55.5	33.1	21.6	56.8	0.5	11.3	—	0.4	77.6	36.6
BIG	2.7	1.6	3.4	9.0	0.7	15.9	—	—	6.8	3.2
Total net par outstanding	$167.8	100.0%	$38.1	100.0%	$4.6	100.0%	$1.8	100.0%	$212.3	100.0%

Financial Guaranty Portfolio by Internal Rating
As of December 31, 2024

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in billions)
AAA	$—	—%	$1.4	3.9%	$0.5	9.4%	$0.5	25.0%	$2.4	1.2%
AA	14.0	8.9	2.5	6.7	2.6	49.5	—	3.0	19.1	9.5
A	86.9	55.0	9.9	26.7	0.7	14.2	1.1	67.7	98.6	48.9
BBB	54.8	34.7	18.0	48.7	0.5	11.6	0.1	4.3	73.4	36.4
BIG	2.1	1.4	5.2	14.0	0.8	15.3	—	—	8.1	4.0
Total net par outstanding	$157.8	100.0%	$37.0	100.0%	$5.1	100.0%	$1.7	100.0%	$201.6	100.0%

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following tables present net par outstanding by sector for the financial guaranty portfolio.

Financial Guaranty Portfolio
Par Outstanding by Sector

	Gross Par Outstanding		Net Par Outstanding
	As of December 31,		As of December 31,
Sector	2025	2024	2025	2024
	(in billions)
Public finance:
U.S. public finance:
General obligation	$82.0	$77.8	$63.3	$60.2
Tax backed	35.9	33.1	27.9	25.9
Municipal utilities	31.3	29.9	25.0	24.0
Transportation	23.4	26.8	18.9	21.9
Healthcare	16.7	14.0	13.8	11.7
Infrastructure finance	14.3	9.0	11.7	7.5
Higher education	8.4	7.4	6.3	5.6
Renewable energy	0.2	0.2	0.1	0.1
Other public finance	1.1	1.1	0.8	0.9
Total U.S. public finance	213.3	199.3	167.8	157.8
Non-U.S. public finance:
Regulated utilities	22.6	21.5	15.7	14.7
Infrastructure finance	16.0	14.6	13.3	12.4
Sovereign and sub-sovereign	8.3	9.2	7.2	8.1
Renewable energy	1.7	1.6	1.3	1.2
Pooled infrastructure	1.1	1.1	0.6	0.6
Total non-U.S. public finance	49.7	48.0	38.1	37.0
Total public finance	263.0	247.3	205.9	194.8
Structured finance:
U.S. structured finance:
Insurance reserve financings and securitizations	4.9	4.9	1.6	1.7
RMBS	1.4	1.5	1.3	1.4
Pooled corporate obligations	0.6	0.6	0.5	0.5
Financial products	0.4	0.5	0.4	0.5
Fund finance facilities	0.1	0.2	0.1	0.1
Other structured finance	0.9	1.1	0.7	0.9
Total U.S. structured finance	8.3	8.8	4.6	5.1
Non-U.S. structured finance:
Fund finance facilities	1.0	0.8	0.8	0.7
Pooled corporate obligations	0.5	0.5	0.4	0.4
RMBS	0.2	0.2	0.2	0.2
Other structured finance	0.4	0.7	0.4	0.4
Total non-U.S. structured finance	2.1	2.2	1.8	1.7
Total structured finance	10.4	11.0	6.4	6.8
Total par outstanding	$273.4	$258.3	$212.3	$201.6

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
Expected Amortization of Net Par Outstanding
As of December 31, 2025

	Public Finance	Structured Finance	Total
	(in billions)
0 to 5 years	$43.2	$3.9	$47.1
5 to 10 years	43.8	1.3	45.1
10 to 15 years	36.8	0.8	37.6
15 to 20 years	27.7	0.1	27.8
Over 20 years	54.4	0.3	54.7
Total net par outstanding	$205.9	$6.4	$212.3

Actual amortization may differ from expected maturities due to prepayments and terminations, and because interest rates, consumer price indices, foreign exchange rates and expected terms may be different than management had estimated. The expected maturities of structured finance obligations are, in general, shorter than their contractual maturities.

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2025

	BIG Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in billions)
Public finance:
U.S. public finance	$1.96	$0.33	$0.39	$2.68
Non-U.S. public finance	0.93	2.48	—	3.41
Public finance	2.89	2.81	0.39	6.09
Structured finance:
U.S. RMBS	0.16	0.03	0.54	0.73
Other structured finance	—	—	0.01	0.01
Structured finance	0.16	0.03	0.55	0.74
Total	$3.05	$2.84	$0.94	$6.83

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2024

	BIG Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in billions)
Public finance:
U.S. public finance	$1.60	$0.12	$0.42	$2.14
Non-U.S. public finance	4.67	0.52	—	5.19
Public finance	6.27	0.64	0.42	7.33
Structured finance:
U.S. RMBS	0.10	0.02	0.65	0.77
Other structured finance	—	—	0.02	0.02
Structured finance	0.10	0.02	0.67	0.79
Total	$6.37	$0.66	$1.09	$8.12

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2025

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in billions)
BIG 1	$3.03	$0.02	$3.05	83	3	86
BIG 2	2.84	—	2.84	11	1	12
BIG 3	0.94	—	0.94	85	3	88
Total BIG	$6.81	$0.02	$6.83	179	7	186

Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2024

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in billions)
BIG 1	$6.35	$0.02	$6.37	90	3	93
BIG 2	0.66	—	0.66	9	1	10
BIG 3	1.09	—	1.09	87	3	90
Total BIG	$8.10	$0.02	$8.12	186	7	193
 ____________________
(1)    Includes FG VIEs.
(2)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.

When the Company insures an obligation, it assigns the obligation to one or more geographic location based on its view of the geographic location of the risk. The Company seeks to maintain a diversified portfolio of insured obligations designed to spread its risk across a number of geographic areas.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
Geographic Distribution of Net Par Outstanding
As of December 31, 2025

	Number of Risks	Net Par Outstanding	Percent of Total Net Par Outstanding
	(dollars in billions)
U.S.:
U.S. public finance:
California	1,186	$28.6	13.5%
Texas	1,215	22.3	10.5
New York	844	16.6	7.8
Pennsylvania	538	14.8	7.0
Florida	217	10.3	4.8
Illinois	492	9.9	4.7
New Jersey	231	6.3	3.0
Louisiana	146	4.1	1.9
Michigan	236	3.9	1.8
Colorado	186	3.6	1.7
Other	2,126	47.4	22.3
Total U.S. public finance	7,417	167.8	79.0
U.S. structured finance (multiple states)	278	4.6	2.2
Total U.S.	7,695	172.4	81.2
Non-U.S.:
United Kingdom	254	31.1	14.6
France	6	1.6	0.8
Spain	10	1.5	0.7
Canada	4	1.0	0.5
Australia	5	0.9	0.4
Other	43	3.8	1.8
Total non-U.S.	322	39.9	18.8
Total	8,017	$212.3	100.0%

Commitments

In addition to the exposure disclosed above, the Company had outstanding commitments to provide financial guaranties of $0.3 billion of public finance gross par and $1.6 billion of structured finance gross par as of December 31, 2025. These commitments are contingent on the satisfaction of specified conditions and may expire unused or be cancelled at the request of the respective counterparty. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

3.    Expected Loss to be Paid (Recovered)

Accounting Policy

Net expected loss to be paid (recovered) is equal to the present value of expected future cash outflows for loss and LAE payments, net of: (i) inflows for expected salvage, subrogation and other recoveries; (ii) excess spread on underlying collateral, as applicable; and (iii) amounts ceded to reinsurers. Cash flows are discounted at current risk-free rates. The Company updates the discount rates each quarter and reflects the effect of such changes in economic loss development.

Expected cash outflows and inflows are probability weighted cash flows that reflect management’s assumptions about the likelihood of all possible outcomes based on all information available to the Company. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company’s surveillance and risk-management functions. Expected loss to be paid (recovered) is important in that it represents the present value of amounts that the Company expects to pay or recover in future periods.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The Company removes any expected loss to be paid (recovered) associated with Loss Mitigation Securities. For Loss Mitigation Securities, the difference between the purchase price of the insured obligation and the fair value excluding the value of the Company’s insurance (on the date of acquisition) is treated as a paid loss. See Note 7. Investments and Cash, and Note 9. Fair Value Measurement.

Similarly, in cases where issuers of insured obligations elected (or where an issuer and the Company negotiated) to deliver the underlying collateral, insured obligation or a new security to the Company, expected loss to be paid (recovered) is adjusted accordingly and the asset received is prospectively recorded based on the applicable GAAP guidance for that instrument.

Economic loss development (benefit) represents the change in net expected loss to be paid (recovered) attributable to the effects of changes in the economic performance of insured transactions, changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

In order to effectively evaluate and manage the economics and liquidity of the entire insured portfolio, management assigns ratings and calculates expected loss to be paid (recovered), on a contract-by-contract basis, in the same manner for all its exposures regardless of form or differing accounting models. The exposure reported in Note 2. Outstanding Exposure, includes policies accounted for under various accounting models depending on the characteristics of the contract and the Company’s control rights. The three primary models are: (i) insurance, as described in Note 4. Contracts Accounted for as Insurance; (ii) derivatives, as described in Note 5. Contracts Accounted for as Credit Derivatives, and Note 9. Fair Value Measurement; and (iii) FG VIE consolidation, as described in Note 8. Variable Interest Entities. The Company has paid and may pay future claims and/or recover past claims on policies which fall under each of these accounting models. This note provides information regarding expected loss to be paid (recovered), regardless of the accounting method.

Loss Estimation Process

The financial guaranties issued by the Company insure the credit performance of the guaranteed obligations over an extended period of time, in some cases over 30 years, and in most circumstances the Company has no right to cancel such financial guaranties. As a result, the Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction. Credit performance can be affected by, among other things, economic, fiscal and financial conditions and political developments over the life of most contracts. The Company guarantees payment of interest and principal when those amounts are scheduled to be paid and cannot be required to pay on an accelerated basis, although in certain circumstances it may elect to do so. When obligors default on their obligations, the Company is only required to pay the shortfall between the debt service due in any given period and the amount paid by the obligors.

The Company does not use traditional actuarial approaches to determine its estimates of expected losses. The determination of expected loss to be paid (recovered) is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency and severity of loss, economic projections, governmental actions, legal developments, negotiations, recovery rates, delinquency and prepayment rates, timing of cash flows and other factors that affect credit performance. These estimates, assumptions and judgments, and the factors on which they are based, may change materially over a reporting period, and have a material effect on the Company’s financial statements. Each quarter, the Company may revise its scenarios and update its assumptions, including the probability weightings of its scenarios, based on public as well as nonpublic information obtained through its surveillance and loss mitigation activities.

Changes over a reporting period in the Company’s loss estimates for public finance obligations supported by specified revenue streams, such as revenue bonds issued by toll road authorities, municipal and regulated utilities, airport authorities or healthcare systems, generally will be influenced by factors impacting their revenue levels, such as changes in demand; changing demographics; and other economic and regulatory factors, especially if the obligations do not benefit from financial support from other tax revenues or governmental authorities. Changes over a reporting period in the Company’s loss estimates for its tax-supported and general obligation public finance transactions generally will be influenced by factors impacting the public issuer’s ability and willingness to pay, such as changes in the economy and population of the relevant area; changes in the issuer’s ability or willingness to raise taxes, decrease spending or receive federal assistance; new legislation; rating agency actions that affect the issuer’s ability to refinance maturing obligations or issue new debt at a reasonable cost; changes in the priority and amount of pensions and other obligations owed to workers; developments in restructuring or settlement negotiations; and other political and economic factors. Changes in loss estimates may also be affected by the Company’s loss mitigation efforts and other variables.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Changes in the Company’s loss estimates for structured finance transactions can be influenced by the performance of the assets supporting those transactions, by macroeconomic factors and by specific actions taken to mitigate losses. For example, changes over a reporting period in the Company’s loss estimates for its RMBS transactions may be influenced by factors such as the level, timing and severity of loan defaults experienced, changes in housing prices, discount rates, prepayments and the results of the Company’s loss mitigation activities. In recent years, expected losses to be paid (recovered) for U.S. RMBS have also been affected by changes in the amount of recoveries on first lien deferred principal balances and second lien charged-off loans.

Actual losses will ultimately depend on future events, transaction performance or other factors that are difficult to predict. As a result, the Company’s current projections of certain losses may be subject to considerable uncertainty and may not reflect the Company’s ultimate claims paid.

In some instances, the terms of the Company’s policy or the terms of certain workout orders and resolutions give the Company the option to pay principal losses that have been recognized in the transaction but which it is not yet required to pay, thereby reducing the amount of guaranteed interest due in the future. The Company has sometimes exercised this option, which results in an acceleration of cash outflows but reduces overall losses paid.

The Company’s reserve committees estimate expected loss to be paid (recovered) by reviewing analyses that consider various scenarios with corresponding probabilities assigned to them. Depending upon the characteristics of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments, sector-driven loss severity assumptions and/or judgmental assessments. In the case of its assumed business, the Company may conduct its own analysis or use loss estimates provided by ceding insurers. Each quarter, the Company’s reserve committees review and refresh their loss projection assumptions, scenarios and the probabilities they assign to those scenarios based on developments during the period and their view of future performance.

Net Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
by Accounting Model

	Net Expected Loss to be Paid (Recovered)		Net Economic Loss Development (Benefit)
	As of December 31,		Year Ended December 31,
Accounting Model	2025	2024	2025	2024	2023
	(in millions)
Insurance (see Notes 4 and 6)	$15	$1	$54	$(5)	$125
FG VIEs (see Note 8)	13	16	(5)	(1)	(11)
Credit derivatives (see Note 5)	—	—	(54)	—	1
Total	$28	$17	$(5)	$(6)	$115

The following tables present a roll forward of net expected loss to be paid (recovered) for all contracts, which are accounted for under one of the following accounting models: insurance, derivative or FG VIE. The Company used risk-free rates for U.S. and non-U.S. currencies that ranged from 1.93% to 5.35% with a weighted average of 3.93% as of December 31, 2025 and 1.98% to 5.22% with a weighted average of 4.38% as of December 31, 2024.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Net Expected Loss to be Paid (Recovered)
Roll Forward

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Net expected loss to be paid (recovered), beginning of period	$17	$293	$295
Economic loss development (benefit) due to:
Accretion of discount	3	9	10
Changes in discount rates	4	3	1
Changes in timing and assumptions	(12)	(18)	104
Total economic loss development (benefit) (1)	(5)	(6)	115
Net (paid) recovered losses (1) (2)	16	(270)	(117)
Net expected loss to be paid (recovered), end of period	$28	$17	$293
____________________
(1)    2025 amounts include recoveries recognized in connection with the resolution of the Lehman Brothers International (Europe) (in administration) (LBIE) litigation. See Note 5. Contracts Accounted for as Credit Derivatives, for additional information.
(2)    Net (paid) recovered losses includes (i) securities received as recoveries in 2023 in connection with the satisfaction of insurance obligations in the Puerto Rico Trusts, and (ii) claims paid in 2024 and 2023 to extinguish certain insured Puerto Rico exposures.

Net Expected Loss to be Paid (Recovered)
Roll Forward by Sector

	Year Ended December 31, 2025
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2024	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2025
	(in millions)
Public finance:
U.S. public finance	$7	$45	$(91)	$(39)
Non-U.S. public finance	83	23	(3)	103
Public finance	90	68	(94)	64
Structured finance:
U.S. RMBS	(38)	(39)	29	(48)
Other structured finance (2)	(35)	(34)	81	12
Structured finance	(73)	(73)	110	(36)
Total	$17	$(5)	$16	$28

	Year Ended December 31, 2024
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2023	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2024
	(in millions)
Public finance:
U.S. public finance	$281	$(9)	$(265)	$7
Non-U.S. public finance	19	66	(2)	83
Public finance	300	57	(267)	90
Structured finance:
U.S. RMBS	46	(69)	(15)	(38)
Other structured finance	(53)	6	12	(35)
Structured finance	(7)	(63)	(3)	(73)
Total	$293	$(6)	$(270)	$17

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

	Year Ended December 31, 2023
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2022	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2023
	(in millions)
Public finance:
U.S. public finance	$276	$161	$(156)	$281
Non-U.S. public finance	8	11	—	19
Public finance	284	172	(156)	300
Structured finance:
U.S. RMBS	65	(48)	29	46
Other structured finance	(54)	(9)	10	(53)
Structured finance	11	(57)	39	(7)
Total	$295	$115	$(117)	$293
____________________
(1)    Amounts are net of ceded paid losses, whether or not such amounts have been settled with reinsurers. Ceded paid losses are typically settled 45 days after the end of the reporting period. Such amounts are recorded as reinsurance recoverable on paid losses in “other assets.”
(2)    2025 amounts include recoveries recognized in connection with the resolution of the LBIE litigation. See Note 5. Contracts Accounted for as Credit Derivatives, for additional information. Includes cash proceeds for recoveries related to amounts previously paid.

The tables above include (i) net LAE paid (recovered) of $(41) million, $23 million and $18 million for the years ended December 31, 2025, 2024 and 2023, respectively; and (ii) net expected LAE to be paid of $5 million as of December 31, 2025 and $8 million as of December 31, 2024.

Public Finance

The largest components of the public finance net expected losses to be paid (recovered) relate to certain insured healthcare and U.K. regulated utility exposures, as well as Puerto Rico Electric Power Authority (PREPA). The total net expected loss to be paid for public finance exposures is net of expected recoveries of $228 million and $189 million as of December 31, 2025 and December 31, 2024, respectively, for certain claims and LAE that have already been paid. In 2025, the economic loss development for public finance transactions was primarily attributable to PREPA, certain U.K. student accommodation exposures, certain healthcare exposures and certain U.K. regulated utility exposures.

Thames Water

As of December 31, 2025, the Company had £1.2 billion (or $1.6 billion) of net par outstanding of Thames Water Utilities Finance PLC (Thames), a BIG rated U.K. regulated utility. The Company, as part of the Thames senior Class A creditor group, continues to engage the Water Services Regulation Authority (the governmental body responsible for the economic regulation of the privatized water and sewage industry in England and Wales, or Ofwat), His Majesty’s Treasury and other members of the U.K. Government in restructuring negotiations, and is taking other actions to work out this insured credit. The first scheduled principal payment that comes due under the Company’s Thames exposure is in 2037. The Company is actively working to mitigate losses and reduce risk. Although uncertainty remains, the Thames creditors and Ofwat are engaged in discussions regarding a comprehensive settlement to restructure and recapitalize Thames.

European Renewable Energy and U.K. Student Accommodation Transactions

As of December 31, 2025, the Company had insured net par of €632 million (or $743 million) related to BIG European renewable energy transactions that are experiencing operational strain, and £213 million (or $287 million) in BIG U.K. student accommodation transactions that are experiencing weak occupancy rates and financial strain.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
U.K. Healthcare

The Company has guaranteed project financings involving National Health Service (NHS) Trusts. As of December 31, 2025, the Company had £412 million (or $555 million) of BIG net par outstanding related to NHS Trusts. Proceeds from the financings funded new and refurbished hospital buildings and facilities in the service area of the particular NHS Trust. Certain of the bond issuers are involved in negotiations (including in some cases triggered by contract disputes) with the relevant NHS Trusts regarding various matters including the condition of the hospital facilities and service standards. The Company takes into account in its internal ratings the nature and severity of any disputes.

U.S. Healthcare

Certain BIG healthcare exposures are experiencing rising labor costs due to competition for labor and shortages in certain markets. Additionally, inflation has increased the cost of medical supplies, medical equipment and pharmacy products, while U.S. hospitals with large Medicaid and Medicare payor mixes have not seen reimbursement levels keep pace with rising costs and may be further impacted by recent cuts to Medicaid funding that will go into effect in 2026 and 2027. The combined revenue and expense challenges have led to cash flow and liquidity stress in certain transactions.

Puerto Rico

All of the Company’s exposure to the Commonwealth of Puerto Rico (Puerto Rico or the Commonwealth) and its various authorities and public corporations is rated BIG. The Company’s Puerto Rico net par and net debt service outstanding as of December 31, 2025 were $387 million and $442 million, respectively, compared with net par and net debt service outstanding as of December 31, 2024 of $455 million and $530 million, respectively.

Defaulting Puerto Rico Exposure

As of December 31, 2025, the Company’s only unresolved outstanding insured Puerto Rico exposure subject to a payment default was PREPA. As of December 31, 2025, the Company’s PREPA net par and debt service outstanding of $322 million and $371 million, respectively. As of December 31, 2024, the Company’s PREPA net par and debt service outstanding were $378 million and $442 million, respectively. The PREPA bonds are secured by a lien on the net revenues of the electric system. The default of PREPA’s obligations has been the subject of restructuring negotiations, mediation and litigation since 2014.

Puerto Rico Litigation

Currently, there are numerous legal actions relating to defaults by PREPA on debt service payments and related matters and the Company is a party to a number of them. The Company has taken legal action, and may take additional legal action in the future, to enforce its rights with respect to the remaining Puerto Rico obligations it still insures. In addition, the Commonwealth, the Financial Oversight and Management Board (FOMB) established under the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) and others have taken legal action naming the Company as a party.

Certain legal actions involving the Company and relating to defaults by the Commonwealth and its authorities and public corporations were resolved in 2022. The remaining proceedings relate to PREPA’s default, including two recently active proceedings and a number of proceedings that remain stayed pending the U.S. District Court for the District of Puerto Rico’s (Federal District Court of Puerto Rico) determination on a plan of adjustment and disclosure statement, as described below.

PREPA – Recently Active Proceedings

Lien Challenge Adversary Proceeding and Appeal. On March 22, 2023, the Federal District Court of Puerto Rico held that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control but did not have a lien on future revenues until deposited in those funds. The Federal District Court of Puerto Rico also held, however, that PREPA bondholders do have recourse under the PREPA trust agreement in the form of an unsecured net revenue claim. At that time, the Federal District Court of Puerto Rico declined to value the unsecured net revenue claim or the method for its determination. The ultimate value of the claim, according to the Federal District Court of Puerto Rico, should be determined through a claim estimation proceeding.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
On June 26, 2023, the Federal District Court of Puerto Rico issued an opinion and order estimating the unsecured net revenue claim to be $2.4 billion as of July 3, 2017. Subject to their appeal of the Federal District Court of Puerto Rico’s ruling on the scope of lien, PREPA bondholders had sought an unsecured net revenue claim of approximately $8.5 billion.

On November 28, 2023, the Federal District Court of Puerto Rico finally adjudicated all claims and counterclaims in the PREPA lien challenge adversary proceeding.

On November 30, 2023, the Company filed a notice of appeal with the U.S. Court of Appeals for the First Circuit (First Circuit) for portions of the March 22, 2023 decision, including the lien scope ruling and the need for a claim estimation proceeding, as well as the June 26, 2023 claim estimation ruling. On June 12, 2024, the First Circuit held that bondholders have a claim against PREPA for the full principal amount of the bonds, plus matured interest, that there was no need for a claim estimation proceeding because the PREPA bonds specify the amount that PREPA legally owes bondholders, and that the claim is secured by PREPA’s net revenues, including future net revenues.

The FOMB asked the First Circuit to reconsider its determination that bondholders’ security interest in future net revenues is perfected twice, once on June 26, 2024, and again on November 27, 2024. In both instances, the First Circuit upheld its determination, with the most recent decision published on December 31, 2024.

Bondholders’ Administrative Expense Claim. In light of the decision by the First Circuit described above in Lien Challenge Adversary Proceeding and Appeal, in March 2025, the Federal District Court of Puerto Rico ordered the parties to propose an agreed proposal or competing proposals for a litigation schedule for resolving certain key issues related to PREPA bondholders’ claims, including determining whether the bondholders’ perfected lien described above includes collateral used for PREPA’s administrative expenses, prior to a further plan confirmation hearing. If the bondholders succeed in establishing that their perfected lien includes collateral used for PREPA’s administrative expenses, PREPA would be required under the U.S. Bankruptcy Code to pay such claims in full in cash prior to exiting bankruptcy. On March 13, 2025, the parties submitted competing proposals. At an Omnibus Hearing held on March 19, 2025, the Federal District Court of Puerto Rico indicated that it would allow the bondholders, including the Company, to litigate an administrative expense claim based on PREPA’s post-petition use of the bondholders’ collateral and that the parties could revisit the possibility of litigating other key issues at a later time. On November 24, 2025, the parties submitted to the Federal District Court of Puerto Rico a joint status report for the administrative expense claim. On December 9, 2025, the Federal District Court of Puerto Rico ordered a schedule to finalize the scope of discovery production for the administrative expense claim but deferred setting a schedule for expert discovery and evidentiary proceedings; a briefing on outstanding issues related to the discovery production was completed on February 6, 2026.

Financial Oversight and Management Board for Puerto Rico

In August 2025, the FOMB announced that the U.S. administration terminated six of its seven board members. On September 18, 2025, three of the terminated board members sued the U.S. administration for reinstatement, alleging that they had been unlawfully terminated without cause and that their offices are a form of property protected by due process. On October 3, 2025, the Federal District Court of Puerto Rico granted the plaintiffs’ request for a preliminary injunction. On December 2, 2025, the U.S. administration filed a notice of appeal of the preliminary injunction to the First Circuit. Subsequently, the U.S. administration requested a stay pending the U.S. Supreme Court’s decision in Trump v. Cook, a case involving related questions of the powers of the U.S. President to terminate a member of the Federal Reserve Board of Governors; the requested stay was unopposed and granted on December 30, 2025. Oral arguments in the Trump v. Cook case were heard on January 21, 2026, with a decision expected to follow by the end of the U.S. Supreme Court’s current term in late June or early July 2026.

Mediation and PREPA Litigation Stay

On July 10, 2024, the Federal District Court of Puerto Rico ordered the FOMB and bondholders to resume mediation and instituted a 60-day stay of all PREPA litigation, subsequently extending mediation and the litigation stay several times. Following the Omnibus Hearing held on March 19, 2025, the Federal District Court of Puerto Rico partially lifted the PREPA litigation stay and indicated that the PREPA litigation stay otherwise remains in place for the time being. The Federal District Court of Puerto Rico most recently extended the term of mediation through April 30, 2026.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Plan of Adjustment, Disclosure Statement and Related Stayed Proceedings

The FOMB filed an initial plan of adjustment and disclosure statement for PREPA with the Federal District Court of Puerto Rico on December 16, 2022. On November 17, 2023, the Federal District Court of Puerto Rico approved a supplemental disclosure statement (Supplemental Disclosure Statement) relating to the PREPA plan of adjustment filed by the FOMB (as amended or modified from time to time). On February 16, 2024, the FOMB filed with the Federal District Court of Puerto Rico the Modified Fourth Amended Title III Plan of Adjustment (Fourth FOMB PREPA Plan). The Supplemental Disclosure Statement and the Fourth FOMB PREPA Plan are based on the PREPA fiscal plan certified by the FOMB on June 23, 2023. The confirmation hearing for the Fourth FOMB PREPA Plan occurred in March 2024. At the end of the hearing, the Federal District Court of Puerto Rico stated that it was taking the confirmation of the Fourth FOMB PREPA Plan under advisement. As directed by the Federal District Court of Puerto Rico, the FOMB filed on March 28, 2025 its Fifth Amended Title III Plan of Adjustment and related Disclosure Statement for informational purposes of the parties.

The following proceedings involving the Company and relating to the default by PREPA remain stayed in the Federal District Court of Puerto Rico pending its determination on a plan of adjustment and disclosure statement:

•    The Company’s motion to compel the FOMB to certify the PREPA restructuring support agreement executed in May 2019 (PREPA RSA) for implementation under Title VI of PROMESA.

•    The Company’s motion to dismiss PREPA’s Title III Bankruptcy proceeding or, in the alternative, to lift the PROMESA automatic stay to allow for the appointment of a receiver.

•    Adversary complaint by certain fuel line lenders of PREPA against the Company, among other parties, including various PREPA bondholders and bond insurers, seeking, among other things, declarations that there is no valid lien securing the PREPA bonds unless and until such lenders are paid in full, as well as orders subordinating the PREPA bondholders’ lien and claims to such lenders’ claims, and declaring the PREPA RSA null and void.

•    The Company’s motion to intervene in a lawsuit by the retirement system for PREPA employees against, among others, the FOMB, PREPA, the Commonwealth, and the trustee for PREPA bondholders seeking, among other things, declarations that there is no valid lien securing the PREPA bonds other than on amounts in the sinking funds, and order subordinating the PREPA bondholders’ lien and claim to the PREPA employees’ claims.

Non-Defaulting Puerto Rico Exposure

As of December 31, 2025 and December 31, 2024, the Company had $65 million and $77 million, respectively, of remaining non-defaulting Puerto Rico net par outstanding related primarily to the Puerto Rico Municipal Finance Agency (MFA). The MFA exposures are secured by a lien on local tax revenues and remain current on debt service payments.

U.S. RMBS Loss Projections

The Company projects losses (and recoveries) on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the future cash flow of the underlying collateral pool of mortgages over time. The Company then uses individual models for each transaction to project the Company’s future claims and claim reimbursements based upon these collateral cashflow projections, the payment priorities among the transaction liabilities, and assumptions about future market conditions. The resulting projected claim payments or reimbursements are then discounted using risk-free rates. The Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, which are probability weighted.

Each period the Company reviews the assumptions it uses to make RMBS loss and recovery projections based upon the performance of its insured transactions as well as the residential property market, interest rate environment and economy in general. To the extent it observes changes, it makes a judgment as to whether those changes are normal fluctuations or part of a more prolonged trend.

The loss and recovery projections for insured RMBS are affected by a variety of assumptions including: (i) the rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default (which is referred to as the “liquidation rate”), (ii) projections of how many of the currently performing loans will default and when they will default, (iii) loss severity, which is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property, and (iv) recovery assumptions to reflect observed trends in recoveries of principal balances of modified loans that had been previously written off.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

In recent years, the two primary drivers of changes in expected loss have been the projected and actual recoveries on previously written off or deferred loan balances, and changes in discount rates.

Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
U.S. RMBS

	Net Expected Loss to be Paid (Recovered)		Economic Loss Development (Benefit)
	As of December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
	(dollars in millions)
First lien U.S. RMBS	$84	$84	$(3)	$(24)	$(6)
Second lien U.S. RMBS	(132)	(122)	(36)	(44)	(42)
Total U.S. RMBS economic loss development (benefit)	$(48)	$(38)	$(39)	$(68)	$(48)

Impact of changes in discount rates			$—	$(6)	$(2)

Range of discount rates	3.45% - 4.97%	4.11% - 4.89%
Weighted average discount rate	3.84%	4.41%

First lien U.S. RMBS weighted average future recovery for deferred principal balances	50%	50%
Second lien U.S. RMBS weighted average future recoveries on charged-off loans	60%	50%

First Lien U.S. RMBS Loss Projections: Alt-A, Prime, Option ARM and Subprime

The majority of projected insured losses in first lien U.S. RMBS transactions stem from future insurance claim payments related to structures that are currently undercollateralized (outstanding insured bonds that did not have their principal balance reduced by collateral losses, but will experience a shortfall at the transaction’s final maturity). Most of any future collateral losses are expected to come from non-performing mortgage loans (those that are or have recently been two or more payments behind, have been modified, are in foreclosure or have been foreclosed upon). Collateral losses are projected to be offset by recoveries on deferred principal balances (where information about the amount of deferred balances is disclosed by the trustee of the transaction).

The Company establishes its scenarios by assuming various levels of recoveries on known deferred balances and increasing and decreasing the periods and levels of stress on the remaining collateral. In the Company’s most stressful scenario where 20% of deferred principal balances are assumed to be recovered, loss severities experience stress for nine years and the initial ramp-down of the conditional default rates (CDR) was assumed to occur over 16 months, expected loss to be paid would increase from current projections by approximately $32 million for all first lien U.S. RMBS transactions. In the Company’s least stressful scenario where 80% of deferred principal balances are assumed to be recovered, the CDR plateau was six months shorter (30 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced (including an initial ramp-down of the CDR over eight months), expected loss to be paid would decrease from current projections by approximately $31 million for all first lien U.S. RMBS transactions.

Certain transactions benefit from excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations) when they are supported by large portions of fixed rate assets (either originally fixed or modified to be fixed) but have insured floating rate debt linked to the Secured Overnight Finance Rate (SOFR). An increase in projected SOFR decreases excess spread, while lower SOFR projections can result in higher excess spread. Due to the current level of SOFR, there are few transactions with substantial excess spread. If projected future interest rates were to fall below the weighted average coupon of the underlying mortgages, excess spread projections may increase.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Second Lien U.S. RMBS Loss Projections

Second lien U.S. RMBS transactions include both home equity lines of credit (HELOC) and closed-end second lien mortgages. The Company believes the most important driver of its projected second lien U.S. RMBS claims and reimbursements is dependent on the amount and timing of future recoveries from previously charged-off loans and changes in discount rates.

In the Company’s most stressful scenario, assuming 40% recoveries on charged-off loans would decrease the expected recovery by approximately $44 million for HELOC transactions. On the other hand, in the Company’s least stressful scenario, assuming 80% recoveries on charged-off loans, would increase the expected recovery by approximately $44 million for HELOC transactions.

When a second lien loan defaults, there is generally a low recovery. The Company assumes that it will generally recover 2% of future defaulting collateral at the time of charge-off. Additional amounts of post charge-off recoveries are projected to come in evenly over the next five years in instances where the Company is able to obtain information on the lien status. The Company evaluates its assumptions regularly based on actual recoveries of charged-off loans observed from period to period and reasonable expectations of future recoveries. During 2025, due to observed trends and high levels of home equity, the Company updated its assumptions of such recoveries to reflect a base scenario and a weighted average recovery of 60%, up from 50%, which resulted in an economic benefit of $23 million.

Recovery Litigation and Dispute Resolution

In the ordinary course of their respective businesses, the Company is involved in litigation or other dispute resolution with third parties to recover insurance losses paid or return benefits received in prior periods or prevent or reduce losses in the future. For example, the Company has asserted claims in a number of legal proceedings in connection with its exposure to Puerto Rico. See above for a discussion of the Company’s exposure to Puerto Rico and related recovery litigation being pursued by the Company. The impact, if any, of these and other proceedings on the amount of recoveries the Company ultimately receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s financial statements.

4.    Contracts Accounted for as Insurance

The portfolio of outstanding exposures discussed in Note 2. Outstanding Exposure, and Note 3. Expected Loss to be Paid (Recovered), includes contracts that are accounted for as insurance contracts, derivatives and consolidated FG VIEs. Amounts presented in this note relate only to contracts accounted for as insurance, unless otherwise specified. See Note 5. Contracts Accounted for as Credit Derivatives, for amounts related to CDS and Note 8. Variable Interest Entities, for amounts related to consolidated FG VIEs.

Premiums

Accounting Policy

Financial guaranty contracts that meet the scope exception under derivative accounting guidance are subject to industry specific accounting guidance for financial guaranty insurance.

Premiums receivable represent the present value of contractual or expected future premium collections, discounted using risk-free rates. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have not yet been recognized in the combined statements of operations (i.e., contra-paid). The following discussion relates to the deferred premium revenue component of the unearned premium reserve, while the contra-paid is discussed below under “Losses and Recoveries.”

The amount of deferred premium revenue at contract inception is determined as follows:

•For premiums received upfront on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is equal to the amount of cash received. Upfront premiums typically relate to public finance transactions.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
•For premiums received in installments on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is calculated as the present value (discounted at risk free rates) of either: (i) contractual premiums due; or (ii) in cases where the underlying collateral is composed of homogeneous pools of assets, the expected premiums to be collected over the life of the contract. To be considered a homogeneous pool of assets, prepayments must be contractually allowable, the amount of prepayments must be probable, and the timing and amount of prepayments must be reasonably estimable. Installment premiums typically relate to structured finance (e.g., securitized debt) transactions, where the insurance premium rate is determined at the inception of the contract, but the insured par is subject to prepayment throughout the life of the transaction, and infrastructure transactions.

•For financial guaranty insurance contracts acquired in a business combination, deferred premium revenue is equal to the fair value of the Company’s stand-ready obligation portion of the insurance contract, at the date of acquisition, based on what a hypothetical similarly rated financial guaranty insurer would have charged for the contract at that date (not the discounted future cash flows under the insurance contract). The amount of deferred premium revenue may differ significantly from cash collections primarily due to fair value adjustments recorded in connection with a business combination.

When the Company adjusts prepayment assumptions for expected premium collections for obligations backed by homogeneous pools of contractually prepayable assets, an adjustment is recorded to the deferred premium revenue, with a corresponding adjustment to premiums receivable. Premiums receivable are discounted at the risk-free rate at inception and such discount rate is updated only when changes to prepayment assumptions are made that change the expected date of final maturity. Accretion of the discount on premiums receivable is reported in “net earned premiums.”

The Company recognizes deferred premium revenue as earned premium over the contractual period or expected period of the contract in proportion to the amount of insurance protection provided. As premium revenue is recognized, a corresponding decrease to the deferred premium revenue is recorded. The amount of insurance protection provided is a function of the insured par amount outstanding. Accordingly, the proportionate share of premium revenue recognized in a given reporting period is a constant rate calculated based on the relationship between the insured par amounts outstanding in the reporting period compared with the sum of each of the insured par amounts outstanding for all periods. When an insured financial obligation is retired before its maturity, (i) the financial guaranty insurance contract is extinguished; (ii) any nonrefundable deferred premium revenue related to that contract is accelerated and recognized as premium revenue; and (iii) any unamortized acquisition costs are expensed. The Company assesses the need for an allowance for credit loss on premiums receivable each reporting period.

For assumed reinsurance contracts, net earned premiums reported in the combined statements of operations are calculated based upon data received from ceding companies; however, some ceding companies report premium data between 30 and 90 days after the end of the reporting period. The Company estimates net earned premiums for the lag period. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined. When installment premiums are related to assumed reinsurance contracts, the Company assesses the credit quality and available liquidity of the ceding companies and the impact of any potential regulatory constraints to determine the collectability of such amounts.

Ceded unearned premium reserve is recorded as an asset. Direct, assumed and ceded earned premiums are presented together as net earned premiums in the combined statements of operations. Any premiums related to FG VIEs are eliminated in consolidation.

Insurance Contracts’ Premium Information

Net Earned Premiums

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Scheduled net earned premiums	$232	$226	$223
Accelerations from refundings and terminations	24	58	23
Accretion of discount on net premiums receivable	27	22	18
Net earned premiums	$283	$306	$264

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Gross Premium Receivable,
Net of Commissions Payable on Assumed Business and Allowance for Credit Losses
Roll Forward

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Beginning of year	$1,520	$1,449	$1,277
New business and supplemental premiums, net of commissions	283	453	353
Gross premiums received, net of commissions	(333)	(351)	(259)
Adjustments:
Changes in the expected term and debt service assumptions	(57)	(32)	1
Accretion of discount, net of commissions on Assumed Business	32	25	26
Foreign exchange gain (loss) on remeasurement	82	(24)	51
Change in allowance for credit losses	(3)	—	—
December 31,	$1,524	$1,520	$1,449

Approximately 69% and 70% of gross premiums receivable, net of commissions payable as of December 31, 2025 and December 31, 2024, respectively, are denominated in currencies other than the U.S. dollar, primarily the pound sterling and euro.

The timing and cumulative amount of actual collections and net earned premiums may differ from those of expected collections and of expected net earned premiums in the table below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price indices, changes in expected lives, new business and changes in ratings of the insured obligations and/or the Company’s insurance subsidiaries.

Financial Guaranty Insurance
Expected Future Premium Collections and Earnings

	As of December 31, 2025
		Future Net Premiums to be Earned (2)
	Future Premiums to be Collected (1)	Earnings of Deferred Premium Revenue	Accretion of Discount	Total
	(in millions)
2026 (January 1 – March 31)	$65	$57	$7	$64
2026 (April 1 – June 30)	47	57	7	64
2026 (July 1 – September 30)	36	56	7	63
2026 (October 1 – December 31)	27	55	7	62
Subtotal 2026	175	225	28	253
2027	129	210	26	236
2028	123	199	24	223
2029	112	186	23	209
2030	97	172	22	194
2031-2035	411	692	97	789
2036-2040	326	458	69	527
2041-2045	246	300	44	344
2046-2050	186	192	24	216
2051-2055	105	92	10	102
After 2055	101	71	8	79
Total	$2,011	$2,797	$375	$3,172
____________________
(1)    Net of assumed commissions payable.
(2)    Net of reinsurance.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Selected Information for Financial Guaranty Insurance Policies with Premiums Paid in Installments

	As of December 31,
	2025	2024
	(dollars in millions)
Premiums receivable, net of commissions payable	$1,524	$1,520
Deferred premium revenue	1,787	1,872
Weighted-average risk-free rate used to discount premiums	2.7%	2.5%
Weighted-average period of premiums receivable (in years)	11.9	12.4

Policy Acquisition Costs

Accounting Policy

Policy acquisition costs that are directly related and essential to successful insurance contract acquisition, as well as ceding commission income and expense on ceded and assumed reinsurance contracts, are deferred and reported net. Deferred policy acquisition costs include the cost of underwriting personnel attributable to successful underwriting efforts. The Company conducts time studies, which require the use of judgment, to estimate the amount of costs to be deferred.

Ceding commission expense on assumed reinsurance contracts and ceding commission income on ceded reinsurance contracts that are associated with premiums received in installments are calculated at their contractually defined commission rates, discounted consistent with premiums receivable for all future periods, and included in deferred acquisition costs (DAC), with a corresponding offset to net premiums receivable or reinsurance balances payable.

DAC is generally amortized in proportion to net earned premiums. Amortization of deferred policy acquisition costs and ceding commissions includes the accretion of discount on ceding commission receivable and payable. When an insured obligation is retired early, the remaining related DAC is expensed at that time.

Costs incurred for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts and product development as well as overhead costs are expensed as incurred.

Policy Acquisition Costs

 Roll Forward of Deferred Ceding Commissions, Net of DAC (1)

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Beginning of year	$(53)	$(67)	$(72)
Deferrals	15	10	(1)
Amortization (2)	1	4	6
December 31,	$(37)	$(53)	$(67)
____________________
(1)    The balances are included in “other liabilities” in the combined balance sheets.
(2)    Included in “other expenses” in the combined statements of operations.

Losses and Recoveries

Accounting Policies

Loss and LAE Reserve

Loss and LAE reserve reported on the combined balance sheets relates only to direct and assumed reinsurance contracts that are accounted for as insurance, substantially all of which are financial guaranty insurance contracts. The portion of any contract’s reserve that is ceded to a reinsurer is reported as “reinsurance recoverable on unpaid losses.” Any loss and LAE reserve related to FG VIEs are eliminated upon consolidation. Any expected losses to be paid (recovered) on credit derivatives are reflected in the fair value of credit derivatives.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Under financial guaranty insurance accounting, the sum of unearned premium reserve and loss and LAE reserve represents the Company’s stand‑ready obligation. A loss and LAE reserve for a financial guaranty insurance contract is recorded only to the extent, and for the amount, that expected loss to be paid plus contra-paid (total losses) exceed the deferred premium revenue, on a contract-by-contract basis. As a result, the Company has expected loss to be paid that has not yet been expensed. Such amounts will be recognized in future periods as deferred premium revenue amortizes into income.

When a claim or LAE payment is made on a contract, the Company first reduces any recorded loss and LAE reserve. To the extent there is insufficient loss and LAE reserve on a contract, then such claim payment is recorded as contra-paid, which reduces the unearned premium reserve. The contra-paid is recognized in “loss and loss adjustment expenses (benefit)” in the combined statements of operations when and for the amount that total losses exceed the remaining deferred premium revenue on the insurance contract. “Loss and loss adjustment expenses (benefit)” in the combined statements of operations is presented net of cessions to reinsurers.

Salvage and Subrogation Recoverable

Expected loss to be paid is reduced when a claim payment (or estimated future claim payment) entitles the Company to cash flows associated with salvage and subrogation rights from the underlying collateral of, or other recoveries relating to an insured exposure. Such reduction in expected loss to be paid can result in one of the following: (i) a reduction in the corresponding loss and LAE reserve with a benefit to the combined statements of operations; (ii) no effect on the combined balance sheets or statements of operations, if total loss is not in excess of deferred premium revenue; or (iii) the recording of a salvage asset with a benefit to the combined statements of operations if the transaction is in a net recovery position at the reporting date. The ceded component of salvage and subrogation recoverable is reported in “other liabilities.”

Expected Loss to be Expensed

Expected loss to be expensed represents past or expected future financial guaranty insurance net claim payments that have not yet been expensed. Such amounts will be expensed in future periods as deferred premium revenue amortizes into income. Expected loss to be expensed is the Company’s projection of incurred losses that will be recognized in future periods, excluding accretion of discount.

Insurance Contracts’ Losses Reported in the Combined Financial Statements

Loss and LAE reserve and salvage and subrogation recoverable are discounted at risk-free rates for financial guaranty insurance obligations that ranged from 1.93% to 5.35% with a weighted average of 3.94% as of December 31, 2025 and 1.98% to 5.22% with a weighted average of 4.37% as of December 31, 2024.

The following tables provide information on net reserve (salvage), which includes loss and LAE reserve and salvage and subrogation recoverable, both net of reinsurance.

Net Reserve (Salvage) by Sector

	As of December 31,
Sector	2025	2024
	(in millions)
Public finance:
U.S. public finance	$(66)	$(18)
Non-U.S. public finance	17	5
Public finance	(49)	(13)
Structured finance:
U.S. RMBS	(143)	(145)
Other structured finance	12	(34)
Structured finance	(131)	(179)
Total	$(180)	$(192)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Components of Net Reserve (Salvage)

	As of December 31,
	2025	2024
	(in millions)
Loss and LAE reserve	$264	$225
Reinsurance recoverable on unpaid losses	(80)	(92)
Loss and LAE reserve, net	184	133
Salvage and subrogation recoverable	(449)	(395)
Salvage and subrogation reinsurance payable (1)	85	70
Salvage and subrogation recoverable, net	(364)	(325)
Net reserve (salvage)	$(180)	$(192)
___________________
(1)          Reported as a component of “reinsurance balances payable, net” on the combined balance sheets.

The table below provides a reconciliation of net expected loss to be paid (recovered) for financial guaranty insurance contracts to net expected loss to be expensed. Expected loss to be paid (recovered) for financial guaranty insurance contracts differs from expected loss to be expensed due to: (i) the contra-paid, which represents the claim payments made and recoveries received that have not yet been recognized in the statements of operations; (ii) salvage and subrogation recoverable for transactions that are in a net recovery position where the Company has not yet received recoveries on claims previously paid (and therefore recognized in income but not yet received); and (iii) loss reserves that have already been established (and therefore expensed but not yet paid).

Reconciliation of Net Expected Loss to be Paid (Recovered) to Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2025
(in millions)
Net expected loss to be paid (recovered) - financial guaranty insurance	$15
Contra-paid, net	20
Salvage and subrogation recoverable, net	364
Loss and LAE reserve - financial guaranty insurance contracts, net of reinsurance	(184)
Net expected loss to be expensed (present value)	$215

The following table provides a schedule of the expected timing of financial guaranty net expected losses to be expensed. The amount and timing of actual loss and LAE may differ from the estimates shown below due to factors such as accelerations, commutations, changes in expected lives, changes in foreign exchange rates and updates to loss estimates. This table excludes amounts related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2025
(in millions)
2026 (January 1 – March 31)	$3
2026 (April 1 – June 30)	3
2026 (July 1 – September 30)	3
2026 (October 1 – December 31)	3
Subtotal 2026	12
2027	16
2028	17
2029	17
2030	16
2031-2035	63
2036-2040	24
2041-2045	17
2046-2050	19
2051-2055	11
After 2055	3
Net expected loss to be expensed (present value)	215
Future expected accretion	9
Total expected future loss and LAE	$224

The following table presents the loss and LAE (benefit) reported in the combined statements of operations by sector for insurance contracts. Amounts presented are net of reinsurance.

Loss and LAE (Benefit) by Sector

	Year Ended December 31,
Sector	2025	2024	2023
	(in millions)
Public finance:
U.S. public finance	$43	$7	$152
Non-U.S. public finance	17	4	—
Public finance	60	11	152
Structured finance:
U.S. RMBS	(23)	(39)	(28)
Other structured finance	20	5	(11)
Structured finance	(3)	(34)	(39)
Loss and LAE (benefit)	$57	$(23)	$113

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following tables provide information on financial guaranty insurance contracts categorized as BIG.

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2025

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in billions)
Number of risks (1)	83	11	85	179	179
Remaining weighted-average period (in years)	14.0	24.2	5.2	18.8	18.0

Outstanding exposure:
Par	$3.66	$3.79	$1.16	$8.61	$6.81
Interest	2.48	4.84	0.29	7.61	5.76
Total	$6.14	$8.63	$1.45	$16.22	$12.57

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Expected cash outflows (inflows)	$170	$1,126	$1,168	$2,464	$2,036
Potential recoveries (3)	(444)	(876)	(1,090)	(2,410)	(2,012)
Subtotal	(274)	250	78	54	24
Discount	47	(72)	11	(14)	(9)
Expected losses to be paid (recovered)	$(227)	$178	$89	$40	$15

Deferred premium revenue	$164	$161	$102	$427	$365
Reserves (salvage)	$(255)	$61	$9	$(185)	$(180)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2024

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in billions)
Number of risks (1)	90	9	87	186	186
Remaining weighted-average period (in years)	18.7	8.8	5.9	16.7	15.9

Outstanding exposure:
Par	$8.00	$0.68	$1.33	$10.01	$8.10
Interest	7.49	0.36	0.39	8.24	6.40
Total (2)	$15.49	$1.04	$1.72	$18.25	$14.50

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Expected cash outflows (inflows)	$4,014	$326	$1,231	$5,571	$4,115
Potential recoveries (3)	(4,200)	(292)	(1,110)	(5,602)	(4,163)
Subtotal	(186)	34	121	(31)	(48)
Discount	43	35	(2)	76	49
Expected losses to be paid (recovered)	$(143)	$69	$119	$45	$1

Deferred premium revenue	$332	$49	$115	$496	$431
Reserves (salvage)	$(226)	$25	$31	$(170)	$(192)
___________________
(1)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.
(2)Includes amounts related to FG VIEs.
(3)Represents expected inflows from future payments by obligors pursuant to restructuring agreements, settlements, excess spread on any underlying collateral and other estimated recoveries. Potential recoveries also include recoveries on certain investment grade credits, related mainly to exposures that were previously BIG and for which claims have been paid in the past.

5.    Contracts Accounted for as Credit Derivatives

The Company’s credit derivatives primarily consist of insured CDS contracts. The Company does not enter into CDS contracts with the intent to trade these contracts and may not unilaterally terminate a CDS contract absent an event or default or termination event that entitles the Company to terminate the contract. The Company and its counterparties have negotiated the termination of certain contracts from time to time. Transactions are generally terminated for an amount that approximates the present value of future premiums or a negotiated amount, rather than fair value.

The terms of the Company’s CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms generally include the absence of collateral support agreements or immediate settlement provisions, and the Company’s insured exposure benefits from relatively high attachment points or other protections.

The Company’s credit derivatives are generally governed by International Swaps and Derivatives Association, Inc. documentation and have certain characteristics that differ from financial guaranty insurance contracts. For example, the Company’s control rights with respect to a reference obligation under a CDS may be more limited than when the Company issues a financial guaranty insurance contract. In addition, there are more circumstances under which the Company may be obligated to make payments. Similar to a financial guaranty insurance contract, the Company would be obligated to pay if the obligor failed to make a scheduled payment of principal or interest in full. In certain credit derivative transactions, the Company also specifically agreed to pay if the obligor were to become bankrupt or if the reference obligation were restructured. Furthermore, in certain credit derivative transactions, the Company may be required to make a payment due to an event that is

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
unrelated to the performance of the obligation referenced in the credit derivative. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. In that case, the Company may be required to make a termination payment to its swap counterparty upon such termination. Absent such an event of default or termination event, the Company may not unilaterally terminate a credit derivative contract; however, the Company on occasion has mutually agreed to terminate certain CDS with related counterparties.

Accounting Policy

The Company’s credit derivatives qualify as derivatives under GAAP and require fair value measurement, with changes in fair value reported in “fair value gains (losses) on credit derivatives” in the combined statements of operations. The fair value of credit derivatives is determined on a contract-by-contract basis and presented as either credit derivative assets reported in “other assets” or credit derivative liabilities reported in “other liabilities” in the combined balance sheets. See Note 9. Fair Value Measurement, for a discussion on the fair value methodology for credit derivatives.

Credit Derivatives Net Par Outstanding and Fair Value

The components of the Company’s credit derivative net par outstanding by sector are presented in the table below. The estimated remaining weighted average life of credit derivatives was 11.3 years and 12.0 years as of December 31, 2025 and December 31, 2024, respectively.

Credit Derivatives

	Net Par Outstanding		Net Fair Value Asset (Liability)
Sector	As of December 31, 2025	As of December 31, 2024	As of December 31, 2025	As of December 31, 2024
	(in billions)		(in millions)
U.S. public finance	$1.0	$1.0	$(2)	$(12)
Non-U.S. public finance	0.7	0.7	(6)	(7)
U.S. structured finance	0.2	0.2	(1)	(2)
Non-U.S. structured finance	0.1	0.1	(1)	(1)
Total	$2.0	$2.0	$(10)	$(22)

Fair Value Gains (Losses) on Credit Derivatives

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Realized gains (losses) and other settlements	$90	$—	$—
Net unrealized gains (losses)	11	(17)	(93)
Fair value gains (losses) on credit derivatives	$101	$(17)	$(93)

On November 28, 2011, LBIE sued AG Financial Products Inc. (AGFP), an affiliate of AG which, in the past, had provided credit protection to counterparties under CDS. Following defaults by LBIE under transaction documents governing CDS between LBIE and AGFP, AGFP terminated the CDS in compliance with the transaction documents and properly calculated that LBIE owed AGFP approximately $25 million in connection with the termination, whereas LBIE asserted in its complaint filed in the Supreme Court of the State of New York (the Court) that AGFP owed LBIE a termination payment of approximately $1.4 billion. Following a bench trial, on March 8, 2023, the Court rendered its decision and found in favor of AGFP. Following the exhaustion of LBIE’s appeals, the Company recognized a realized gain on credit derivatives in the first quarter of 2025 of $87 million, which represents the full satisfaction of the judgment it was awarded and its claims for attorneys’ fees, expenses and interest in connection with this litigation.

The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts generally also reflects the Company’s own credit cost based on the price to purchase credit protection on AG. The Company determines its own credit risk primarily based on quoted CDS prices traded on AG at each balance sheet date.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

CDS Spread on AG (in basis points)

	As of December 31,
	2025	2024	2023
Five-year CDS spread	69	75	66
One-year CDS spread	23	25	23

Fair Value of Credit Derivative Assets (Liabilities)
and Effect of AG Credit Spread

	As of December 31,
	2025	2024
	(in millions)
Fair value of credit derivatives before effect of AG credit spread	$(27)	$(48)
Plus: Effect of AG credit spread	17	26
Net fair value of credit derivatives	$(10)	$(22)

The fair value of CDS contracts as of December 31, 2025, before considering the benefit applicable to AG’s credit spread, is a direct result of the relatively wider credit spreads under current market conditions, sometimes related to downgrades, compared with those at the time of underwriting for certain underlying credits with longer tenor.

6.    Reinsurance

The Company assumes exposure (Assumed Business) and cedes portions of exposure it has insured (Ceded Business) in exchange for premiums, net of any ceding commissions. The Company has Assumed Business from several non-affiliated monoline financial guaranty companies that currently are in runoff and no longer actively writing new business (Legacy Financial Guarantors). The Company, if required, secures its reinsurance obligations to Legacy Financial Guarantors, typically by depositing in trust assets with a market value equal to its assumed liabilities calculated on a U.S. statutory basis.

The Company has Ceded Business to affiliated and non-affiliated companies to limit its exposure to risk. See Note 13. Related Party Transactions, for a description of business the Company cedes to Assured Guaranty Re. Ltd (AG Re). The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. The Company’s ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Accounting Policy

For business assumed and ceded, the accounting model of the underlying direct financial guaranty contract dictates the accounting model used for the reinsurance contract (except for those eliminated as FG VIEs). For any assumed or ceded financial guaranty insurance premiums and losses, the accounting models described in Note 4. Contracts Accounted for as Insurance, are followed. For any assumed or ceded credit derivative contracts, the accounting model in Note 5. Contracts Accounted for as Credit Derivatives, is followed.

Effect of Reinsurance

The following table presents the components of premiums and losses reported in the combined statements of operations attributable to the Assumed and Ceded Businesses. See Note 13. Related Party Transactions, for balances with affiliates.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Components of Premiums Written, Premiums Earned and Loss and LAE (Benefit)

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Premiums Written:
Direct	$227	$421	$307
Assumed	(1)	—	47
Ceded (1)	(74)	(74)	(101)
Net	$152	$347	$253

Premiums Earned:
Direct	$347	$372	$318
Assumed	20	22	19
Ceded (1)	(84)	(88)	(73)
Net	$283	$306	$264

Loss and LAE (benefit):
Direct (2)	$46	$(27)	$158
Assumed	8	5	8
Ceded (1)	3	(1)	(53)
Net	$57	$(23)	$113
 ____________________
(1)    Ceded amounts mainly consist of cessions to an affiliate.
(2)    See Note 3. Expected Loss to be Paid (Recovered), for additional information on the economic loss development (benefit).

In addition to the items presented in the table above, the Company records the effect of assumed and ceded credit derivative exposures in “fair value gains (losses) on credit derivatives” in the combined statements of operations. These amounts were losses of $14 million in 2025, losses of $2 million in 2024 and losses of $18 million in 2023.

Change in ceded funds held relates primarily to the ceded portion of net realized investment gains (losses) and fair value gains (losses) on trading securities associated with salvage received in the form of investments from the resolution of defaulting Puerto Rico exposures in 2022.

Ceded Reinsurance (1)

	As of December 31, 2025		As of December 31, 2024
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in millions)
Ceded premium payable, net of commissions	$270	$3	$273	$2
Ceded expected loss to be recovered	27	(2)	45	(1)
Reinsurance recoverable on ceded paid losses	2	—	69	—
Ceded unearned premium reserve	790	5	791	5
Ceded paid loss payable	3	—	3	—
____________________
(1)    The total collateral posted by all affiliated and non-affiliated reinsurers required to post, or that had agreed to post, collateral as of December 31, 2025 and December 31, 2024 was approximately $559 million and $601 million, respectively. See Note 7. Investments and Cash, for the collateral posted by AG for the benefit of AGUK and AGE.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

	As of December 31, 2025		As of December 31, 2024
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in billions)
Ceded par outstanding (1)	$61.0	$0.1	$56.6	$0.1
____________________
(1) Of the total ceded par to affiliated reinsurers, $1.81 billion and $1.90 billion is rated BIG as of December 31, 2025 and
December 31, 2024, respectively. Of the total ceded par to non-affiliated reinsurers, $0.01 billion is rated BIG as of both
December 31, 2025 and December 31, 2024.

In accordance with U.S. statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers that are not licensed, accredited, certified or otherwise approved by the Company’s domiciliary state, Maryland, such reinsurers must secure their liabilities to the Company by posting collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premium reserve, loss reserves and contingency reserves all calculated on a statutory basis of accounting.

7.    Investments and Cash

Accounting Policy

All fixed-maturity securities are reported on a trade date-basis, measured at fair value and classified as either trading or available-for-sale. Changes in the fair value of trading fixed-maturity securities are reported as a component of net income, while unrealized gains and losses on available-for-sale fixed-maturity securities are reported in “accumulated other comprehensive income” (AOCI). Loss Mitigation Securities, which are a component of available-for-sale fixed-maturity securities, are accounted for based on their underlying investment type, excluding the effects of the Company’s insurance.

Short-term investments, which are investments with a maturity of less than one year at the time of purchase, are carried at fair value and include amounts deposited in certain money market funds.

Equity method investments consist of the Company’s investments in Sound Point and AHP managed funds and other alternative investments. The Company reports its interest in the earnings of equity method investments in “equity in earnings (losses) of investees” in the combined statements of operations. Most equity method investments are reported on a one-quarter lag.

The Company classifies distributions received from equity method investments using the cumulative earnings approach in the combined statements of cash flows. Under the cumulative earnings approach, distributions received up to the amount of cumulative equity in earnings recognized are treated as returns on investment within operating cash flows, and those in excess of that amount are treated as returns of investment within investing cash flows.

Sound Point managed funds, in which the Company invests, and where the Company has been deemed to be the primary beneficiary, are not reported in “investments” on the combined balance sheets, but rather in “assets of consolidated investment vehicles” and “other liabilities,” with the portion not owned by the Company presented as “noncontrolling interest.”

Cash consists of cash on hand and demand deposits. See Note 8. Variable Interest Entities, for the cash and cash equivalents of consolidated VIEs.

Net investment income primarily includes the income earned on fixed-maturity securities and short-term investments, including amortization of premiums and accretion of discounts. For mortgage-backed securities and any other securities for which there is prepayment risk, prepayment assumptions are evaluated quarterly and revised as necessary. For securities other than purchased credit deteriorated (PCD) securities, any necessary adjustments due to changes in effective yields and expected maturities are recognized in net investment income using the retrospective method. PCD securities are defined as financial assets that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination.

Realized gains and losses on sales of available-for-sale fixed-maturity securities and credit losses are reported in the combined statements of operations. Net realized investment gains (losses) include sales of investments, which are determined using the specific identification method, reductions to amortized cost of available-for-sale investments that have been written

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
down due to the Company’s intent to sell them or it being more-likely-than-not that the Company will be required to sell them, and the change in allowance for credit losses on the investment portfolio (including accretion) as discussed below.

For all fixed-maturity securities that were originally purchased with credit deterioration, accrued interest is not separately presented, but rather is a component of the amortized cost of the instrument. For all other available-for-sale securities, a separate amount for accrued interest is reported in “other assets.”

Credit Losses

For an available-for-sale fixed-maturity security that has experienced a decline in fair value below its amortized cost due to credit related factors, an allowance is established for the difference between the estimated recoverable value and amortized cost with a corresponding charge to “net realized investment gains (losses)” in the combined statements of operations. The estimated recoverable value is the present value of cash flows expected to be collected. The allowance for credit losses is limited to the difference between amortized cost and fair value. Any difference between the security’s fair value and its amortized cost that is not associated with credit related factors is presented as a component of AOCI.

When estimating future cash flows for fixed-maturity securities, management considers the historical performance of underlying assets and available market information as well as bond-specific considerations. In addition, the process of estimating future cash flows includes, but is not limited to, the following critical inputs, which vary by security type:

•the extent to which fair value is less than amortized cost;
•credit ratings;
•any adverse conditions specifically related to the security, industry, and/or geographic area;
•changes in the financial condition of the issuer, or underlying loan obligors;
•general economic and political factors;
•remaining payment terms of the security;
•prepayment speeds;
•expected defaults; and
•the value of any embedded credit enhancements.

The assessment of whether a credit loss exists is performed each reporting period.

The allowance for credit losses and the corresponding charge to net realized investment gains (losses) may be reversed if conditions change. However, the allowance for credit losses is never reduced below zero. When the Company determines that all or a portion of a fixed-maturity security is uncollectible, the uncollectible amortized cost amount is written off with a corresponding reduction to the allowance for credit losses. If cash flows that were previously written off are collected, the recovery is recognized in “net realized investment gains (losses).”

An allowance for credit losses is established upon initial recognition for available-for-sale PCD securities. On the date of acquisition, the amortized cost of a PCD security is equal to its purchase price plus the allowance for credit losses, with no credit loss expense recognized in the combined statements of operations. After the date of acquisition, deterioration (or improvement) in credit will result in an increase (or decrease) to the allowance and an offsetting credit loss expense (or benefit). To measure this, the Company performs a discounted cash flow analysis. For PCD securities that are also beneficial interests, favorable or adverse changes in expected cash flows are recognized as a change in the allowance for credit losses. Changes in expected cash flows that are not captured through the allowance are reflected as a prospective adjustment to the security’s yield within “net investment income” in the combined statements of operations.

The Company has elected to not measure credit losses on its accrued interest receivable and instead write off accrued interest when it is six months past due or on the date it is deemed uncollectible, if earlier. All write-offs of accrued interest are recorded as a reduction to “net investment income” in the combined statements of operations.

For impaired securities that (i) the Company intends to sell, or (ii) it is more-likely-than-not that the Company will be required to sell before recovering its amortized cost, the amortized cost is written down to fair value with a corresponding charge to net realized investment gains (losses). No allowance is established in these situations and any previously recorded allowance is reversed. The new cost basis is not adjusted for subsequent increases in estimated fair value.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The Company monitors its equity method investments for indicators of other-than-temporary declines in fair value on an ongoing basis. If such a decline occurs, an impairment charge is recorded, measured as the difference between the carrying value and the estimated fair value.

Investment Portfolio

The largest component of the investment portfolio is fixed-maturity securities, the majority of which are investment grade and managed by outside managers. The Company has established investment guidelines for these investment managers regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector.

Portions of the Company’s alternative investments portfolio are managed by Sound Point. In accordance with the terms of a letter agreement (Letter Agreement), effective July 1, 2023, AG (i) engaged Sound Point as its sole alternative credit manager, and (ii) transitioned to Sound Point the management of certain existing alternative investments and related commitments. The Letter Agreement also provides that AG, including through its investment subsidiary AGAS, would, subject to the terms and conditions of the Letter Agreement, make new investments in funds, other vehicles and separately managed accounts managed by Sound Point which, when aggregated with the alternative investments and commitments transitioned from the Company and any reinvestments (collectively, Sound Point Investments), and investments made by other Assured Guaranty affiliates, will total $1 billion. AG has made substantial investments with Sound Point across a variety of their strategies in order to seek to enhance its investment returns and anticipates continuing to invest with Sound Point pursuant to the terms of the Letter Agreement. The Letter Agreement contemplates a long-term investment partnership between Sound Point and Assured Guaranty, whereby AG has agreed to reinvest all returns of capital from Sound Point Investments until July 1, 2038. Similarly, under the Letter Agreement AG agreed to reinvest all gains and dividends from Sound Point Investments through July 1, 2025, and reinvest half of all such gains and dividends thereafter until July 1, 2033. On July 1, 2028, AG may choose to reduce the amounts invested or required to be reinvested in certain Sound Point Investments under the Letter Agreement, subject to adjustment of Assured Guaranty’s ownership interest in Sound Point. To the extent not required to be reinvested by the Letter Agreement, all proceeds from Sound Point Investments received in accordance with their operative investment documents can be distributed to AG.

Investment Portfolio
Carrying Value

	As of December 31,
	2025	2024
	(in millions)
Fixed-maturity securities, available-for-sale	$5,230	$5,199
Fixed-maturity securities, trading	124	147
Short-term investments	662	717
Equity method investments	526	402
Other invested assets	12	8
Total (1)	$6,554	$6,473
____________________
(1)    In the investment portfolio, the aggregate carrying value of Sound Point managed investments was $667 million and $582 million as of December 31, 2025 and December 31, 2024, respectively.

As of December 31, 2025 and December 31, 2024, 8.5% and 15.0%, respectively, of available-for-sale fixed-maturity securities, were either rated BIG or not rated, primarily consisting of CLO equity tranches, liquidity bonds issued by a U.K. regulated utility and Loss Mitigation Securities. As of December 31, 2025 and December 31, 2024, the carrying value of CLO equity tranches was $217 million and $263 million, respectively. As of December 31, 2025, the carrying value of liquidity bonds issued by a U.K. regulated utility was $84 million. As of December 31, 2025 and December 31, 2024, the carrying value of Loss Mitigation Securities was $140 million and $479 million, respectively. In July 2025, the Company’s largest BIG exposure in the investment portfolio, which was obtained as a part of a loss mitigation strategy, with an aggregate carrying value of $408 million as of June 30, 2025 reached its final resolution after many years of negotiation and was paid down after liquidation of the trust assets. The Company received $459 million in connection with this resolution, including principal, accrued interest and other expected recoveries. This resolution did not have a significant effect on the combined statements of operations. Fixed-maturity securities classified as trading securities primarily include contingent value instruments (CVIs), and are not rated.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The investment portfolio includes $820 million in alternative investments primarily consisting of (i) $217 million of CLO equity securities, classified as available-for-sale fixed-maturity securities, and (ii) $538 million of investments across various asset classes that are reported in “equity method investments” and “other invested assets.” The Company’s alternative investment commitments as of December 31, 2025 include $394 million in unfunded commitments, which together with its $820 million in funded commitments total $1.2 billion. Alternative investment commitments of $1.2 billion include a $1 billion commitment to invest in Sound Point managed alternative investments, subject to certain conditions precedent. Capital allocated to alternative investments was committed to several funds pursuing various strategies, including private healthcare investing, asset-based/specialty finance, CLOs and commercial real estate finance.

Accrued investment income was $59 million and $54 million as of December 31, 2025 and December 31, 2024, respectively. In 2025, 2024 and 2023, the Company did not write off any accrued investment income.

Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2025

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	29%	$1,552	$(13)	$35	$(56)	$1,518
U.S. government and agencies	1	35	—	—	(4)	31
Corporate securities (2)	43	2,350	(5)	59	(84)	2,320
Mortgage-backed securities (3):
RMBS	9	496	(25)	6	(43)	434
Commercial mortgage-backed securities (CMBS)	3	171	—	2	(1)	172
Asset-backed securities:
CLOs	9	478	(9)	4	(38)	435
Other (4)	4	199	—	3	—	202
Non-U.S. government securities	2	123	—	3	(8)	118
Total available-for-sale fixed-maturity securities	100%	$5,404	$(52)	$112	$(234)	$5,230

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2024

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	31%	$1,736	$(14)	$25	$(79)	$1,668
U.S. government and agencies	1	56	—	—	(5)	51
Corporate securities (2)	34	1,920	(5)	7	(162)	1,760
Mortgage-backed securities (3):
RMBS	8	467	(21)	1	(62)	385
CMBS	3	153	—	—	(2)	151
Asset-backed securities:
CLOs	11	585	(1)	4	(8)	580
Other (4)	10	580	(17)	1	(29)	535
Non-U.S. government securities	2	83	—	—	(14)	69
Total available-for-sale fixed-maturity securities	100%	$5,580	$(58)	$38	$(361)	$5,199
___________________
(1)    Percentages are based on amortized cost.
(2)    Corporate securities include securities issued by taxable universities and hospitals.
(3)    U.S. government-agency obligations represented 69% and 59% of mortgage-backed securities as of December 31, 2025 and December 31, 2024, respectively, based on fair value.
(4)    This category includes an investment in an affiliated entity with amortized cost of $53 million and $41 million, and a fair value of $54 million and $42 million, as of December 31, 2025 and December 31, 2024, respectively.

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2025

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$73	$(1)	$687	$(54)	$760	$(55)
U.S. government and agencies	3	—	6	(4)	9	(4)
Corporate securities	111	(1)	498	(60)	609	(61)
Mortgage-backed securities:
RMBS	6	—	35	(2)	41	(2)
CMBS	41	—	34	(1)	75	(1)
Asset-backed securities:
CLOs	183	(9)	43	(5)	226	(14)
Other	30	—	19	—	49	—
Non-U.S. government securities	2	—	19	(8)	21	(8)
Total	$449	$(11)	$1,341	$(134)	$1,790	$(145)
Number of securities (1)		154		627		777

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2024

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$549	$(5)	$803	$(73)	$1,352	$(78)
U.S. government and agencies	5	—	21	(5)	26	(5)
Corporate securities	611	(17)	715	(112)	1,326	(129)
Mortgage-backed securities:
RMBS	197	(3)	33	(3)	230	(6)
CMBS	80	—	71	(2)	151	(2)
Asset-backed securities:
CLOs	143	(5)	107	(1)	250	(6)
Other	55	(1)	10	—	65	(1)
Non-U.S. government securities	35	(3)	30	(11)	65	(14)
Total	$1,675	$(34)	$1,790	$(207)	$3,465	$(241)
Number of securities (1)		497		777		1,241
___________________
(1)    The number of securities does not add across because lots consisting of the same securities have been purchased at different times and appear in both categories above (i.e., less than 12 months and 12 months or more). If a security appears in both categories, it is counted only once in the total column.

The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of December 31, 2025 and December 31, 2024 were primarily related to higher interest rates rather than credit quality. As of December 31, 2025, the Company did not intend to and was not required to sell investments in an unrealized loss position prior to the expected recovery in value. As of December 31, 2025, of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, 198 securities had unrealized losses in excess of 10% of their carrying value, whereas as of December 31, 2024, 331 securities had unrealized losses in excess of 10% of their carrying value. The total unrealized loss for these securities was $112 million and $169 million as of December 31, 2025 and December 31, 2024, respectively.

The amortized cost and estimated fair value of available-for-sale fixed-maturity securities by contractual maturity as of December 31, 2025 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Fixed-Maturity Securities by Contractual Maturity
As of December 31, 2025

	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$146	$149
Due after one year through five years	1,147	1,155
Due after five years through 10 years	1,807	1,788
Due after 10 years	1,637	1,532
Mortgage-backed securities:
RMBS	496	434
CMBS	171	172
Total	$5,404	$5,230

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Based on fair value, fixed-maturity securities, short-term investments and cash that are either held in trust for the benefit of third party ceding insurers in accordance with statutory requirements, placed on deposit to fulfill state licensing requirements, or otherwise pledged or restricted, totaled $10 million and $12 million as of December 31, 2025 and December 31, 2024, respectively. In addition, the total collateral funded into a reinsurance trust or a similar account by AG or is otherwise restricted for the benefit of AGUK and AGE in accordance with statutory and regulatory requirements had a fair value of $172 million and $82 million, respectively, as of December 31, 2025 and $466 million and $78 million, respectively, as of December 31, 2024.

No material investments of the Company were non-income producing during the twelve-month period ending December 31, 2025. The fair value of investments that were non-income producing during twelve-month period ending December 31, 2024 was $42 million.

Income from Investments

The components of income derived from the investment portfolio are presented in the following tables.

Income from Investments (1)

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Investment income:
Fixed-maturity securities, available-for-sale (2)	$259	$213	$247
Short-term investments	34	63	58
Interest income on loan receivable from affiliate	8	9	9
Other invested assets	3	1	2
Investment income	304	286	316
Investment expenses	(4)	(4)	(4)
Net investment income	$300	$282	$312

Fair value gains (losses) on trading securities (3)	$13	$52	$74

Equity in earnings (losses) of investees (4)	$61	$62	$54
____________________
(1)    Foreign exchange gains on remeasurement of certain investments of $5 million for 2025 and $1 million for 2023.
(2)    Amounts include $24 million, $28 million and $55 million of investment income on Loss Mitigation Securities for 2025, 2024 and 2023, respectively. The increase in investment income from available-for-sale fixed-maturity securities in 2025 is primarily due to investment income on CLO equity tranches in the available-for-sale portfolio. Certain CLO equity tranche investments were reclassified to the available-for-sale fixed-maturity portfolio in the fourth quarter of 2024, with interest income now reported in net investment income, and changes in fair value reported in other comprehensive income (OCI). The Company had previously held the CLO equity tranches in a Sound Point managed fund with changes in net asset value reported in “equity in earnings (losses) of investees.”
(3)    Fair value gains on trading securities pertaining to securities still held as of December 31, 2025 were $5 million for 2025. Fair value gains on trading securities pertaining to securities still held as of December 31, 2024 were $15 million for 2024. Fair value gains on trading securities pertaining to securities still held as of December 31, 2023 were $31 million for 2023.
(4)    Includes Sound Point and AHP funds and, prior to July 1, 2023, AssuredIM funds.

A majority of the trading securities are Puerto Rico CVIs. In 2022, as a result of the resolution of certain defaulting Puerto Rico exposures, the Company received Puerto Rico CVIs, along with other consideration. The CVIs are intended to provide creditors with additional recoveries tied to the outperformance of the Puerto Rico 5.5% sales and use tax receipts against May 2020 certified fiscal plan projections, subject to annual and lifetime caps. The fair value of remaining CVIs as of December 31, 2025 and December 31, 2024 was $114 million and $123 million, respectively. The Company may sell in the future any CVIs it continues to hold.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Equity in Earnings (Losses) of Investees

The table below presents summarized financial information for equity method investments that meet, in aggregate, the requirements for reporting summarized disclosures.

Aggregate Equity Method Investments’
Summarized Balance Sheet Data (1)

	As of December, 31
	2025	2024
	(in millions)
Investments	$2,469	$1,684
Other assets	66	17
Total assets	$2,535	$1,701

Total liabilities	$862	$329

Total equity	$1,673	$1,372
____________________
(1)    Includes Sound Point and AHP funds.

Aggregate Equity Method Investments’
Summarized Statement of Operations Data (1)

	Year Ended Year Ended December 31,
	2025	2024	2023
	(in millions)
Net gains (losses) on investments and investment income	$383	$389	$177
Other income	3	29	39
Total revenues	$386	$418	$216

Total expenses	$160	$77	$64

Net income (loss)	$226	$341	$152
____________________
(1)    Includes Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds.

Realized Investment Gains (Losses)

The table below presents the components of net realized investment gains (losses).

Net Realized Investment Gains (Losses)

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Gross realized gains on sales of available-for-sale securities (1)	$5	$3	$20
Gross realized losses on sales of available-for-sale securities	(13)	(12)	(16)
Net foreign currency gains (losses)	—	(2)	(1)
Change in the allowance for credit losses and intent to sell	(28)	18	(14)
Other net realized gains (losses)	1	2	—
Net realized investment gains (losses)	$(35)	$9	$(11)
____________________
(1)Amounts in 2023 related primarily to sales of bonds received as part of the resolution of defaulting Puerto Rico exposures in 2022.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table presents the roll forward of the allowance for the credit losses on available-for-sale fixed-maturity securities.

Roll Forward of Allowance for Credit Losses
for Available-for-Sale Fixed-Maturity Securities

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Balance, beginning of period	$58	$76	$64
Additions for securities for which credit losses were not previously recognized	13	3	—
Additions (reductions) for securities for which credit losses were previously recognized	14	(21)	12
Write-offs charged against the allowance	(33)	—	—
Balance, end of period	$52	$58	$76

Credit losses for 2025 were primarily associated with CLO equity tranches and Loss Mitigation Securities. The change in allowance for credit losses for 2024 and 2023 were primarily related to Loss Mitigation Securities. The Company did not purchase any securities with credit deterioration during the periods presented.

8.    Variable Interest Entities

Accounting Policy

The types of entities that the Company assesses for consolidation principally include: (i) financial guaranty variable interest entities, which include entities whose debt obligations the Company insures in its financial guaranty business, and (ii) investment vehicles in which the Company has a variable interest and which Sound Point manages.

For each of these types of entities, the Company first determines whether the entity is a VIE or a voting interest entity (VOE) which involves assessing, among other conditions, (i) whether the equity investment at risk is sufficient to cover the entity’s expected losses and (ii) whether the holders of the equity investment at risk (as a group) have substantive voting rights. The Company reassesses whether an entity is a VIE upon the occurrence of certain significant events.

If the entity being evaluated for consolidation is not initially determined to be a VIE (or if a significant event occurs later that causes an entity to no longer qualify as a VIE), then the entity is a VOE. Consolidation is generally required when the Company, directly or indirectly, has a controlling financial interest in a VOE.

For entities determined to be a VIE, and in which the Company has a variable interest, the Company assesses whether it is the primary beneficiary of the VIE at the time it becomes involved with the entity and performs this assessment quarterly. In determining whether it is the primary beneficiary, the Company considers all facts and circumstances, including an evaluation of economic interests in the VIE held directly and indirectly through related parties. The Company is the primary beneficiary of a VIE when it has both: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses (or the right to receive benefits) from the entity that could potentially be significant to the VIE.

If the Company concludes that it is the primary beneficiary of the VIE, the VIE is consolidated in the Company’s combined financial statements. If, as part of its continual reassessment of the primary beneficiary determination, the Company concludes that it is no longer the primary beneficiary of a VIE, the Company deconsolidates the VIE and recognizes the impact of that change in the combined financial statements.

For FG VIEs, the Company elected the fair value option (FVO) for all assets and liabilities, except for one VIE consolidated as of December 31, 2025. Upon consolidation, the assets and liabilities of this VIE were recorded pursuant to the guidance in ASC 805, Business Combinations, which specifies that the VIE’s assets and liabilities are recorded at fair value except for a contract asset which is recognized and measured pursuant to ASC 606, Revenue from Contracts with Customers. Upon initial adoption of the accounting guidance for VIEs in 2010, the Company elected to fair value its FG VIEs’ assets and liabilities as the carrying amount transition method was not practical. To allow for consistency in the accounting for the assets

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
and liabilities of its consolidated RMBS FG VIEs, the Company has elected the FVO for FG VIEs consolidated after the initial adoption.

The change in fair value of FG VIEs’ assets and liabilities where the FVO was elected is reported in “fair value gains (losses) on FG VIEs” in the combined statements of operations, except for the change in fair value attributable to change in instrument-specific credit risk (ISCR) on FG VIEs’ liabilities for which the FVO was elected, which is reported in OCI. Interest income and interest expense are derived from the trustee reports and also included in “fair value gains (losses) on FG VIEs.”

For those FG VIE liabilities with recourse to the Company, the portion of the inception-to-date change in fair value, attributable to ISCR, is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in AG’s CDS spread from the most recent date of consolidation to the current period. In general, if AG’s CDS spread tightens, more value will be assigned to AG’s credit; however, if AG’s CDS spread widens, less value is assigned to AG’s credit.

The Company has limited contractual rights to obtain the financial records of its consolidated FG VIEs. The FG VIEs do not typically prepare separate GAAP financial statements and, in these instances, the Company compiles the FG VIE GAAP financial information based on trustee reports prepared by and received from third parties. Such trustee reports are not available to the Company in time for quarterly reporting and therefore FG VIEs are reported on a one-quarter lag. As a result of the lag, cash and short-term investments do not reflect any cash outflows (due to claim payments made by the Company) to the holders of the FG VIEs’ debt until the subsequent reporting period.

The cash flows generated by the FG VIEs’ assets, except for interest income, are classified as cash flows from investing activities. Paydowns of FG VIEs’ liabilities are supported by the cash flows generated by FG VIEs’ assets and, for liabilities with recourse, possibly claim payments made by the Company under their financial guaranty insurance contracts. Paydowns of FG VIEs’ liabilities both with and without recourse are classified as cash flows used in financing activities. Interest income, interest expense and other expenses of the FG VIEs’ assets and liabilities are classified as operating cash flows. Claim payments made by the Company under the financial guaranty contracts issued to the FG VIEs are eliminated upon consolidation. Therefore, such claim payments are treated as paydowns of the FG VIEs’ liabilities and as a financing activity as opposed to an operating activity.

The Company’s exposure provided through its financial guaranties with respect to debt obligations of FG VIEs is included within par and debt service outstanding in Note 2. Outstanding Exposure.

FG VIEs

The Company provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs, but does not act as the servicer or collateral manager for any guaranteed VIE obligations. The transaction structure generally provides certain financial protections to the Company that can take several forms, the most common of which are overcollateralization, first loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations), the transaction structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, the Company’s financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by the VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to VIEs generate interest income that is in excess of the interest payments on the debt issued by the VIE. Such excess spread is typically distributed through the transaction’s cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the VIE (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

The Company is not primarily liable for the debt obligations issued by the VIEs it insures and would only be required to make payments on insured debt obligations in the event that the issuer defaults on any principal or interest due and only for the amount of the shortfall. The Company’s creditors do not have any rights with regard to the collateral supporting the insured debt issued by the VIEs. Proceeds from sales, maturities, prepayments and interest from the underlying collateral in the VIEs may only be used to pay debt service on the respective VIEs’ liabilities.

As part of the terms of its financial guaranty contracts insuring the debt obligations of a VIE, the Company obtains certain protective rights that give it additional controls over the VIE. These protective rights are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
servicer’s or collateral manager’s financial condition. Typically, at deal inception, the Company is not deemed to control the VIEs whose debt it insures; however, once a trigger event occurs, the Company’s control of the VIE typically increases.

With respect to the debt obligations of VIEs that it insures, the Company continuously evaluates its power to direct the activities that most significantly impact the VIE’s economic performance and the circumstances where it is obligated to absorb VIE losses or is entitled to receive benefits that could potentially be significant to the VIE. Under GAAP, the Company is typically deemed to be the control party for a VIE when its protective rights give it the power to both terminate and replace the transaction’s servicer or collateral manager, which are characteristics specific to the Company’s financial guaranty contracts. If the protective rights that could make the Company the control party have not been triggered, then the VIE is not consolidated. If the Company is deemed to no longer have those protective rights, the VIE is deconsolidated.

If the Company consolidates a VIE whose debt it insures as a result of its consolidation analysis, the Company refers to such consolidated VIE as an FG VIE. The FG VIEs’ liabilities that are insured by the Company are considered to be with recourse, because the Company guarantees the payment of principal and interest regardless of the performance of the related FG VIEs’ assets. The FG VIEs’ liabilities that are not insured by the Company are considered to be without recourse, because the payment of principal and interest of these liabilities is wholly dependent on the performance of the FG VIEs’ assets.

Number of Consolidated FG VIEs

	Year Ended December 31,
	2025	2024	2023

Beginning of year	23	48	70
Consolidated	1	—	—
Deconsolidated (1)	—	(25)	(22)
December 31	24	23	48
____________________
(1)    Includes deconsolidation of 24 FG VIEs in 2024 and 21 FG VIEs in 2023 related to trusts established as a result of the Company’s resolution of defaulting Puerto Rico exposures in 2022.

Components of FG VIE Assets and Liabilities

Net fair value gains and losses on FG VIEs are expected to reverse to zero by the maturity of the FG VIEs’ debt, except for net premiums received and net claims paid by the Company under its financial guaranty insurance contracts. The Company’s estimate of expected loss to be paid (recovered) for FG VIEs is included in Note 3. Expected Loss to be Paid (Recovered).

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The table below shows the carrying value of FG VIEs’ assets and liabilities segregated by type of collateral.

Consolidated FG VIEs by Type of Collateral

	As of December 31,
	2025	2024
	(in millions)
FG VIEs’ assets:
U.S. RMBS (3)	$142	$147
Other (includes $30 at fair value in 2025) (1) (2)	70	—
Total FG VIEs’ assets	$212	$147
FG VIEs’ liabilities with recourse:
U.S. RMBS (3)	$147	$155
Other, at fair value (2)	35	—
Total FG VIEs’ liabilities with recourse	$182	$155
FG VIEs’ liabilities without recourse:
U.S. RMBS (3)	$9	$9
Other (includes $6 at fair value in 2025) (2)	7	—
Total FG VIEs’ liabilities without recourse	$16	$9
____________________
(1)    Includes a contract asset related to a services agreement of approximately $40 million as of December 31, 2025 accounted for in accordance with ASC 606, Revenue from Contracts with Customers, as well as debt and equity investments, and cash and cash equivalents.
(2)     Other amounts represent the assets and liabilities of an FG VIE that was consolidated during 2025.
(3)    U.S. RMBS assets and liabilities are measured at fair value under the FVO.

The change in the ISCR of the FG VIEs’ assets for which the Company elected the FVO (FG VIEs’ assets at FVO) held as of December 31, 2025, 2024 and 2023 that was reported in the combined statements of operations was a gain of $7 million in 2025, loss of $5 million in 2024 and gain of $3 million in 2023. The ISCR amount is determined by using expected cash flows at the most recent date of consolidation, discounted at the effective yield, less current expected cash flows discounted at that same original effective yield.

Selected Information for FG VIEs’ Assets and Liabilities
Measured under the FVO

	As of December 31,
	2025	2024
	(in millions)
Excess of unpaid principal over fair value of:
FG VIEs’ assets	$252	$264
FG VIEs’ liabilities with recourse	31	38
FG VIEs’ liabilities without recourse	15	16
Unpaid principal balance for FG VIEs’ assets that were 90 days or more past due	20	27
Unpaid principal for FG VIEs’ liabilities with recourse (1)	178	193
____________________
(1)    FG VIEs’ liabilities with recourse will mature at various dates ranging from 2026 through 2038.

CIVs

In connection with the Sound Point Transaction, the Company reevaluated its consolidation conclusion for each Sound Point fund and determined that AG had become the primary beneficiary. As a result, AG consolidated two CIVs on July 1, 2023. Previously, these funds were accounted for as equity method investments.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
In 2024, two CIVs distributed substantially all of their invested assets of approximately $280 million. After the distribution, the Company classifies the distributed investments as either available-for-sale fixed-maturity securities, trading securities, equity method investments or other invested assets.

Non-Consolidated VIEs

As described in Note 2. Outstanding Exposure, the Company monitors all policies in the insured portfolio. Of the approximately 16 thousand policies monitored as of December 31, 2025, approximately 14 thousand policies are not within the scope of ASC 810, Consolidation, because these financial guaranties relate to the debt obligations of governmental organizations or financing entities established by a governmental organization. The majority of the remaining policies involve transactions where the Company is not deemed to currently have control over the FG VIEs’ most significant activities. As of December 31, 2025 and 2024, the Company identified 53 and 50 policies, respectively, that contain provisions and experienced events that may trigger consolidation.

The Company holds variable interests in investment vehicles which are not consolidated, as the Company is not the primary beneficiary. As of December 31, 2025, the Company’s maximum exposure to losses relating to these VIEs was $747 million, which is limited to the carrying value of the investment vehicles.

9.    Fair Value Measurement

Accounting Policy

The Company carries a significant portion of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit or transfer price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either (i) internally developed models that primarily use, as inputs, market-based or independently sourced market parameters (including, but not limited to, yield curves, interest rates and debt prices) or (ii) discounted cash flows, using a third party’s proprietary pricing models. In addition to market information, when applicable, the models also incorporate transaction details, such as the instrument’s maturity, and contractual features that reduce the Company’s credit exposure (e.g., collateral rights).

Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness and constraints on liquidity. As markets and products develop and the pricing transparency for certain products changes, the Company may refine its methodologies and assumptions. During 2025, no changes were made to the Company’s valuation models that had (or are expected to have) a material impact on the Company’s combined balance sheets, combined statements of operations or combined statements of comprehensive income.

The Company’s valuation methods produce fair values that may not be indicative of net realizable value or future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a materially different estimate of fair value at the reporting date.

The categorization within the fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels, with Level 1 being the highest and Level 3 the lowest. The categorization, of an asset or liability, within the hierarchy is based on the lowest level of significant input to its valuation.

Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from, or corroborated by, observable market inputs.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are (i) determined using pricing models, discounted cash flow methodologies or similar techniques and (ii) at least one significant model assumption or input is unobservable. Level 3 financial instruments include those for which the determination of fair value requires significant management judgment or estimation.

There were transfers of securities into Level 3 in the investment portfolio and CIVs, due to changes in observability of pricing inputs, and in CIVs, in connection with the distribution of assets from a CIV during 2024. There were no other transfers from or into Level 3 during the periods presented.

Carried at Fair Value

Fixed-Maturity Securities

The fair value of fixed-maturity securities is generally based on prices received from third-party pricing services or alternative pricing sources that provide reasonable levels of price transparency. The pricing services prepare estimates of fair value using their pricing models, which take into account: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, industry and economic events and sector groupings. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements and sector news.

In many cases, benchmark yields have proven to be more reliable indicators of the market for a security, as compared to reported trades for infrequently traded securities and distressed transactions. The extent of the use of each input is dependent on the asset class and the market conditions. The valuation of fixed-maturity securities is more subjective when markets are less liquid due to the lack of market-based inputs.

As of December 31, 2025, the Company used models to price 140 securities. All Level 3 securities were priced with the assistance of independent third parties. The pricing is based on a discounted cash flow approach using the third party’s proprietary pricing models. The models use inputs such as projected prepayment speeds; severity assumptions; recovery lag assumptions; estimated default rates (determined based on an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); home price appreciation/depreciation rates based on macroeconomic forecasts; and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the security including collateral type, weighted average life, sensitivity to losses, vintage, and convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could have materially changed the expected timing of cash flows within these securities, which could have significantly affected the fair value of the securities.

Short-Term Investments

Short-term investments that are traded in active markets are classified as Level 1 as their value is based on quoted market prices. Securities such as discount notes are classified as Level 2 because these securities are typically not actively traded. Due to their approaching maturity, the cost of discount notes approximates fair value.

Other Assets

Committed Capital Securities (CCS)

The fair value of CCS, which is reported in “other assets” in the combined balance sheets, represents the difference between the present value of the remaining expected put option premium payments under the put agreements and the estimated present value of the amounts that the Company would hypothetically have to pay as of the reporting date for a comparable security (see Note 10. Credit Facilities). The change in fair value of the CCS is reported in “fair value gains (losses) on committed capital securities” in the combined statements of operations. The estimated current cost of the Company’s CCS as of

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
the reporting date is based on several factors, including AG’s CDS spreads, Assured Guaranty’s publicly traded debt and an estimation of the securities’ remaining term. The CCS are classified as Level 3.

Contracts Accounted for as Credit Derivatives

There is no established market where financial guaranty insured credit derivatives are actively traded; therefore, management has determined that the exit market for the Company’s credit derivatives is a hypothetical one based on its entry market. Due to the lack of quoted prices and other observable inputs for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through internally developed, proprietary models that use both observable and unobservable market data inputs, and such contracts are therefore classified as Level 3 in the fair value hierarchy. There are multiple unobservable inputs deemed significant to the valuation model, most importantly the Company’s estimate of the value of the non-standard terms and conditions of its credit derivative contracts and how the Company’s own credit spread affects the pricing of its transactions.

The fair value of the Company’s credit derivative contracts generally represents the difference between the present value of remaining premiums the Company expects to receive and the estimated present value of premiums that a financial guarantor of comparable credit-worthiness would hypothetically charge at the reporting date for the same protection. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company’s own credit risk, and remaining contractual cash flows. The expected remaining contractual premium cash flows are the most readily observable inputs since they are based on the credit derivatives’ contractual terms. Credit spreads capture the effect of recovery rates and performance of underlying assets of these contracts, among other factors. A credit derivative liability on protection sold is the result of contractual cash inflows on in-force transactions that are lower than what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the reporting date. Consistent with previous years, market conditions as of December 31, 2025 were such that market prices of the Company’s CDS contracts were not available.

Assumptions and Inputs

The main inputs and assumptions to the measurement of fair value for CDS contracts are: the gross spread, the allocation of gross spread among the bank profit, net spread and hedge cost and the weighted average life (which is based on debt service schedules).

The primary sources of information used to determine gross spread and the fair value for CDS contracts include actual collateral credit spreads (if up-to-date and reliable market-based spreads are available), transactions priced or closed during a specific quarter within a specific asset class and specific rating and information provided by the counterparty of the credit derivative. Credit spreads may also be interpolated based upon market indices adjusted to reflect the non-standard terms of the Company’s CDS contracts, or extrapolated based upon transactions of similar asset classes, similar ratings and similar time to maturity.

The Company’s own credit risk is factored into the determination of the current premium. Such credit risk is based on the quoted market price for credit protection bought on the Company as reflected by quoted market prices on CDS contracts referencing AG. The Company obtains the quoted price of CDS contracts traded on AG from market data sources published by third parties. The amount of premium a financial guaranty insurance market participant can demand (current premium) is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads assuming all other assumptions remain constant. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor because the contractual terms of the Company’s contracts typically do not require the posting of collateral by the guarantor. The extent of the hedge depends on the types of instruments insured and current market conditions.

In the Company’s valuation model, the current premium is not permitted to go below the minimum rate that the Company would charge to assume similar risks in the reporting period. This assumption can have the effect of limiting the amount of unrealized gains that are recognized on certain CDS contracts. The minimum premium had no effect on the fair value of CDS contracts as of December 31, 2025 or December 31, 2024.

FG VIEs’ Assets and Liabilities

FG VIEs’ assets and liabilities for which the Company elected the FVO are carried at fair value and classified as Level 3. The fair value of the residential mortgage loans in the FG VIEs’ assets is generally sensitive to changes in estimated prepayment speeds; estimated default rates (determined on the basis of an analysis of collateral attributes such as: historical

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); yields implied by market prices for similar securities; and, as applicable, house price depreciation/appreciation rates based on macroeconomic forecasts. Significant changes to some of these inputs could have materially changed the fair value of the FG VIEs’ assets and the implied collateral losses within these transactions. In general, the fair value of the FG VIEs’ assets is most sensitive to changes in the projected collateral losses, where an increase in collateral losses typically leads to a potential decrease in the fair value of FG VIEs’ assets, while a decrease in collateral losses typically leads to an increase in the fair value of FG VIEs’ assets.

The prices of these assets and liabilities of the FG VIEs are generally determined with the assistance of an independent third party and based on a discounted cash flow approach. The third party pricing service utilizes an internal model to determine an appropriate yield at which to discount the cash flows of the security by factoring in collateral types, weighted average lives and other structural attributes specific to the security being priced. The expected yield is further calibrated by utilizing algorithms designed to aggregate market color, received by the independent third party, on comparable bonds.

The models used to price the FG VIEs’ liabilities generally apply the same inputs used in determining fair value of FG VIEs’ assets. For those liabilities insured by the Company, the benefit of the Company’s insurance policy guaranteeing the timely payment of debt service is also taken into account.

The timing of expected losses within an insured transaction is a significant factor in determining the implied benefit of the Company’s insurance policy, which guarantees the timely payment of principal and interest for the insured tranches of debt issued by the FG VIEs. In general, a longer time period until the Company’s expected loss payments typically leads to a decrease in the value of the Company’s insurance and a decrease in the fair value of the Company’s FG VIEs’ liabilities with recourse, while a shorter time period until the Company’s expected loss payments typically could lead to an increase in the value of the Company’s insurance and an increase in the fair value of the Company’s FG VIEs’ liabilities with recourse.

Assets and Liabilities of CIVs

Investments held by CIVs which were quoted on a national securities exchange were valued at their last reported sale price on the date of determination. Investments held by CIVs which were traded over-the-counter reflected third-party data and generally reflected the average of dealer offer and bid prices. The valuation methodology might have included, but was not limited to: (i) performing price comparisons with similar investments; (ii) obtaining valuation-related information from issuers; (iii) calculating the present value of future cash flows; (iv) assessing other data related to the investment that might have been an indication of value; (v) obtaining information provided by third parties; and/or (vi) evaluating information provided by the investment manager. Inputs might have included dealer price quotations, yield curves, credit curves, forward/CDS/index spreads, prepayments rates, strike and expiry dates, volatility statistics and other factors.

Significant changes to any of the inputs described above could have a material effect on the fair value of the CIVs’ assets and liabilities.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Amounts recorded at fair value in the Company’s financial statements are presented in the tables below.

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2025

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$1,508	$10	$1,518
U.S. government and agencies	—	31	—	31
Corporate securities	—	2,236	84	2,320
Mortgage-backed securities:
RMBS	—	293	141	434
CMBS	—	172	—	172
Asset-backed securities	—	148	489	637
Non-U.S. government securities	—	118	—	118
Total fixed-maturity securities, available-for-sale	—	4,506	724	5,230
Fixed-maturity securities, trading	—	120	4	124
Short-term investments	657	5	—	662
Other invested assets (1)	—	—	3	3
FG VIEs’ assets	15	7	150	172
Other assets	—	—	29	29
Total assets carried at fair value	$672	$4,638	$910	$6,220
Liabilities:
FG VIEs’ liabilities (2)	$—	$—	$197	$197
Other liabilities	—	—	17	17
Total liabilities carried at fair value	$—	$—	$214	$214

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2024

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$1,658	$10	$1,668
U.S. government and agencies	—	51	—	51
Corporate securities	—	1,760	—	1,760
Mortgage-backed securities:
RMBS	—	243	142	385
CMBS	—	151	—	151
Asset-backed securities	—	114	1,001	1,115
Non-U.S. government securities	—	69	—	69
Total fixed-maturity securities, available-for-sale	—	4,046	1,153	5,199
Fixed-maturity securities, trading	—	142	5	147
Short-term investments	714	3	—	717
Other invested assets (1)	—	—	4	4
FG VIEs’ assets	—	—	147	147
Other assets	—	—	10	10
Total assets carried at fair value	$714	$4,191	$1,319	$6,224
Liabilities:
FG VIEs’ liabilities (2)	—	—	164	164
Other liabilities	—	—	30	30
Total liabilities carried at fair value	$—	$—	$194	$194
 ____________________
(1)    Other invested assets include Level 3 mortgage loans that are recorded at fair value on a non-recurring basis.
(2)    FG VIEs’ liabilities include those with and without recourse, some of which are measured at fair value on a nonrecurring basis as December 31, 2025. See Note 8. Variable Interest Entities.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Changes in Level 3 Fair Value Measurements

The tables below present a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during the years ended December 31, 2025 and 2024.

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2025

	Fixed-Maturity Securities, Available-for-Sale
	Obligations of State and Political Subdivisions		Corporate		RMBS		Asset- Backed Securities		Fixed-Maturity Securities, Trading		FG VIEs’ Assets		Other (7)
	(in millions)
Fair value as of December 31, 2024	$10		$—		$142		$1,001		$5		$147		$5
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	2	(1)	1	(1)	8	(1)	28	(1)	1	(10)	15	(2)	19	(3)
Other comprehensive income (loss)	—		10		15		(2)		—		—		—
Purchases	—		73		—		84		—		—		—
Sales	—		—		—		(12)		—		—		—
Settlements	(2)		—		(24)		(610)		(2)		(20)		—
Consolidations	—		—		—		—		—		8		—
Fair value as of December 31, 2025	$10		$84		$141		$489		$4		$150		$24
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2025 included in:
Earnings									$—		$12	(2)	$19	(3)
OCI	$—		$10		$14		$(30)						$—

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2025

	Credit Derivative Liability, net (5)		FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2024	$(22)		$(164)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	101	(6)	(9)	(2)
Other comprehensive income (loss)	—		1
Settlements	(89)		16
Fair value as of December 31, 2025	$(10)		$(156)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2025 included in:
Earnings	$11	(6)	$(9)	(2)
OCI			$1

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2024

	Fixed-Maturity Securities, Available-for-Sale
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities		Fixed-Maturity Securities, Trading	FG VIEs’ Assets		Assets of CIVs, Structured Products		Other (7)
	(in millions)
Fair value as of December 31, 2023	$6	$152		$766		$—	$174		$189		$14
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	—	14	(1)	47	(1)	—	(3)	(2)	(16)	(4)	(10)	(3)
Other comprehensive income (loss)	4	1		(1)		—	(1)		—		1
Purchases	—	—		62		—	—		102		—
Sales	—	—		—		—	—		(28)		—
Settlements	—	(25)		(138)		(3)	(23)		—		—
Reclassifications (9)	—	—		245		8	—		(253)		—
Deconsolidations	—	—		—		—	—		(2)		—
Transfers into Level 3	—	—		20		—	—		10		—
Transfers out of Level 3	—	—		—		—	—		(2)		—
Fair value as of December 31, 2024	$10	$142		$1,001		$5	$147		$—		$5
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2024 included in:
Earnings						$—	$(7)	(2)	$—		$(10)	(3)
OCI	$4	$1		$(3)			$(1)				$1

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2024

	Credit Derivative Liability, net (5)		FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2023	$(39)		$(554)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	17	(6)	12	(2)
Other comprehensive income (loss)	—		3
Settlements	—		375
Fair value as of December 31, 2024	$(22)		$(164)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2024 included in:
Earnings	$9	(6)	$3	(2)
OCI			$3
____________________
(1)Included in “net realized investment gains (losses)” and “net investment income.”
(2)Reported in “fair value gains (losses) on financial guaranty variable interest entities.”
(3)Reported in “fair value gains (losses) on committed capital securities,” “net investment income” and “other income (loss).”
(4)Reported in “fair value gains (losses) on consolidated investment vehicles.”
(5)Represents the net position of credit derivatives. Credit derivative assets (reported in “other assets”) and credit derivative liabilities (reported in “other liabilities”) are shown as either assets or liabilities in the combined balance sheets.
(6)Reported in “fair value gains (losses) on credit derivatives.”
(7)Includes CCS and other invested assets.
(8)Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse.
(9)Represents securities transferred from one of the CIVs to the investment portfolio due to the distribution of assets of that CIV. See Note 8. Variable Interest Entities.
(10)Reported in “fair value gains (losses) on trading securities.”

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Level 3 Fair Value Disclosures

Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2025

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average (3)
Investments (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$10	Yield	5.2%	-	15.0%	6.6%
Corporate	84	Yield	5.0%	-	8.0%	5.3%
RMBS	141	Conditional prepayment rate (CPR)	0.7%	-	21.3%	4.1%
		CDR	1.2%	-	18.6%	5.6%
		Loss severity	50.0%		125.0%	79.1%
		Yield	7.0%	-	9.9%	8.3%
Asset-backed securities:
CLOs	435	Discount margin	1.0%	-	2.9%	1.8%
		Yield	11.0%	-	26.5%	19.1%
Others	54	Yield	9.1%
Fixed-maturity securities, trading	4	Yield	0.1%	-	8.8%	4.4%
FG VIEs’ assets	150	CPR	0.2%	-	27.5%	5.3%
		CDR	1.2%	-	41.0%	10.5%
		Loss severity	45.0%	-	100.0%	83.6%
		Yield	6.0%	-	9.8%	8.7%
Other assets	22	Implied yield	6.4%	-	6.9%	6.6%
		Term (years)	10 years
Credit derivative liabilities, net	(10)	Hedge cost (in basis points (bps))	11.5	-	27.4	14.5
		Bank profit (in bps)	66.0	-	261.9	115.9
		Internal credit rating	AAA	-	CCC	A
		Discount rates of future expected premium cash flows	3.3%	-	4.5%	4.3%
FG VIEs’ liabilities	(197)	CPR	0.2%	-	27.5%	5.3%
		CDR	1.2%	-	41.0%	10.5%
		Loss severity	45.0%	-	100.0%	83.6%
		Yield	5.0%	-	9.8%	6.5%
___________________
(1)    Discounted cash flows are used as the primary valuation technique.
(2)    This amount excludes several investments reported in “other invested assets” with a fair value of $3 million.
(3)    Weighted average is calculated as a percentage of current par outstanding for all categories except for “fixed-maturity securities trading,” for which it is calculated as a percentage of fair value.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2024

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average (3)
Investments (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$10	Yield	5.5%	-	22.0%	7.5%
RMBS	142	CPR	1.8%	-	17.0%	2.8%
		CDR	1.8%	-	18.7%	5.4%
		Loss severity	50.0%	-	125.0%	79.8%
		Yield	7.7%	-	10.8%	9.0%
Asset-backed securities:
CLOs	581	Discount margin	0.8%	-	2.9%	2.0%
		Yield	12.5%	-	22.5%	17.9%
Others	420	Yield	6.4%	-	9.1%	6.7%
Fixed-maturity securities, trading	5	Yield	19.8%	-	169.5%	163.8%
FG VIEs’ assets	147	CPR	2.2%	-	25.0%	5.7%
		CDR	1.3%	-	41.0%	10.7%
		Loss severity	45.0%	-	100.0%	83.2%
		Yield	6.8%	-	10.8%	9.3%
Other assets	2	Implied yield	6.5%	-	7.0%	6.8%
		Term (years)	10 years
Credit derivative liabilities, net	(22)	Hedge cost (in bps)	12.8	-	30.1	16.1
		Bank profit (in bps)	73.2	-	275.9	128.4
		Internal floor (in bps)	10.0
		Internal credit rating	AAA	-	CCC	A
		Discount rates of future expected premium cash flows	3.9%	-	4.3%	4.3%
FG VIEs’ liabilities	(164)	CPR	2.2%	-	25.0%	5.7%
		CDR	1.3%	-	41.0%	10.7%
		Loss severity	45.0%	-	100.0%	83.2%
		Yield	5.5%	-	10.8%	7.0%
___________________
(1)    Discounted cash flows are used as the primary valuation technique.
(2)    This amount excludes several investments reported in “other invested assets” with a fair value of $4 million.
(3)    Weighted average is calculated as a percentage of current par outstanding for all categories except for “fixed-maturity securities, trading,” for which it is calculated as a percentage of fair value.

Not Carried at Fair Value

Financial Guaranty Insurance Contracts

Fair value is based on management’s estimate of the consideration that would be paid to, or received from, a similarly rated financial guaranty insurance company to acquire the Company’s in-force book of financial guaranty insurance business. It is based upon the ratio of current trends in premium pricing to risk-based expected loss for investment grade portions of the portfolio and stressed loss pricing for BIG transactions. The Company classified the fair value of financial guaranty insurance contracts as Level 3.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Loan Receivable from Affiliate

The fair value of the loan receivable from affiliate was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the loans receivable was classified as Level 3.

The carrying amount and estimated fair value of the Company’s financial instruments not carried at fair value are presented in the following table.

Fair Value of Financial Instruments Not Carried at Fair Value

	As of December 31, 2025		As of December 31, 2024
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets (liabilities):
Loan receivable from affiliate	$200	$200	$250	$244
Other assets (including other invested assets)	72	73	99	100
Financial guaranty insurance contracts (1)	(1,347)	(1,176)	(1,381)	(935)
Other liabilities	(5)	(5)	(3)	(3)
____________________
(1)    Carrying amount includes the assets and liabilities related to financial guaranty insurance contract premiums, losses and salvage and subrogation and other recoverables net of reinsurance.

10.    Credit Facilities

Committed Capital Securities

AG has entered into put agreements with eight separate custodial trusts allowing it to issue an aggregate of $400 million of non-cumulative redeemable perpetual preferred securities to the trusts in exchange for cash.

The arrangement entails eight custodial trusts (Woodbourne Capital Trust I, II, III and IV and Sutton Capital Trust I, II, III and IV), each of which issued $50 million face amount of CCS and invested the proceeds of that issuance in eligible assets that would enable the trust to have the cash necessary to respond to AG’s exercise of a put option.

The put option consists of a right that AG has, pursuant to separate put agreements that AG entered into with each of the trusts, to issue to each trust $50 million of non-cumulative redeemable perpetual preferred stock, in exchange for an equivalent amount of cash (i.e., an aggregate of $400 million). When AG exercises its put option, the relevant trust(s) must liquidate the portfolio of high-quality, liquid assets that it currently maintains and use the liquidation proceeds to purchase AG preferred stock. The put agreements have no scheduled termination date or maturity, but may be terminated upon the occurrence of certain specified events. None of the events that would give rise to a termination of the put agreements have occurred.

Federal Home Loan Bank Membership

In the fourth quarter of 2025, AG became a member of the Federal Home Loan Bank of New York (FHLBNY), thereby gaining access to collateralized FHLBNY borrowings as an additional source of liquidity. AGL’s Board of Directors has authorized a maximum borrowing capacity of $300 million. As of December 31, 2025, the Company had not borrowed any funds or pledged any collateral under the FHLBNY program.

11.    Income Taxes

AG files its U.S. federal tax return as a part of the consolidated group for Assured Guaranty US Holdings Inc. (AGUS), an indirect parent holding company. Each member of the AGUS consolidated tax group is part of a tax sharing agreement and pays or receives its proportionate share of the consolidated regular federal tax liability for the group as if each company filed on a separate return basis. The Company’s U.K. and French subsidiaries are subject to income taxes imposed by U.K. and French authorities, respectively, and file applicable tax returns.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Accounting Policy

The provision for income taxes consists of an amount for taxes currently payable and an amount for deferred taxes. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.

Non-interest-bearing tax and loss bonds are purchased to prepay the tax benefit that results from deducting contingency reserves as provided under Internal Revenue Code of 1986 (the Code) Section 832(e). The Company records the purchase of tax and loss bonds in deferred taxes.

The Company recognizes tax benefits only if a tax position is “more likely than not” to prevail.

The Company elected to account for tax associated with Global Intangible Low-Taxed Income (GILTI) as a current-period expense when incurred.

Deferred and current tax assets and liabilities are reported in “other assets” or ”other liabilities” on the combined balance sheets.

Tax Assets (Liabilities)

Deferred and Current Tax Assets (Liabilities)

	As of December 31,
	2025	2024
	(in millions)
Deferred tax assets (liabilities)	$46	$81
Current tax assets (liabilities)	(16)	(4)

Components of Net Deferred Tax Assets (Liabilities)

	As of December 31,
	2025	2024
	(in millions)
Deferred tax assets:
Net operating loss (NOL)	$33	$31
Net unrealized investment losses	40	68
Rent	10	12
Depreciation	48	47
FG VIEs	2	50
Tax and loss bonds	14	—
Loss and LAE reserve	31	1
Other	—	2
Total deferred tax assets	178	211

Deferred tax liabilities:
Investments	32	93
Lease	9	11
Unearned premium reserves, net	36	5
Unrealized gains on credit derivatives, net	33	13
Contingency reserves	14	—
Other	8	8
Total deferred tax liabilities	132	130
Net deferred tax assets (liabilities)	$46	$81

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
As part of the acquisition of CIFG Holding Inc., the Company acquired $189 million of NOL. The NOL has been limited under the Code Section 382 due to a change in control as a result of the acquisition. As of December 31, 2025, the Company had gross deferred tax assets of approximately $19 million for federal NOL carryforwards which will begin to expire in 2033. In addition, as of December 31, 2025, the Company had gross deferred tax assets for certain non-U.S. NOL carryforwards of approximately $14 million, which do not expire.

Valuation Allowance

During 2023, the Company recorded a return to provision adjustment, which included the utilization of $3 million in foreign tax credits (FTC), thereby reducing the Company’s FTC to $2 million. As of December 31, 2023, the Company believed that the weight of the positive evidence outweighed the negative evidence regarding the realization of the Company’s FTC, resulting in the release of the corresponding $2 million valuation allowance and bringing it to zero.

The Company came to the conclusion that it is more likely than not that the deferred tax assets will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative income the Company has earned over the last three years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the Company believes that no valuation allowance is necessary in connection with the remaining deferred tax assets. The Company will continue to analyze the need for a valuation allowance on a quarterly basis.

Changes in market conditions, including rising interest rates, resulted in the recording of deferred tax assets related to net unrealized tax capital losses that remained as of December 31, 2025 and December 31, 2024. When assessing recoverability of these deferred tax assets, the Company considers the ability and intent to hold the underlying securities to recovery in value, if necessary, as well as other factors as noted above. As of December 31, 2025, based on all available evidence, including capital loss carryback capacity, the Company concluded that the deferred tax assets related to the unrealized tax capital losses on the available-for-sale securities portfolios are, more likely than not, expected to be realized.

Provision for Income Taxes

The components of the provision (benefit) for income taxes were as follows:

Current and Deferred Provision (Benefit) for Income Taxes

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Current provision (benefit) for income taxes:
U.S. federal	$69	$80	$69
U.S. state and local	2	3	—
Foreign	1	—	—
Total current	$72	$83	$69
Deferred provision (benefit) for income taxes:
U.S. federal	$28	$11	$11
Foreign	(6)	(7)	2
Total deferred	22	4	13
Total provision (benefit) for income taxes	$94	$87	$82

The Company’s overall effective tax rate fluctuates based on the distribution of income across jurisdictions. The effective tax rates reflect the proportion of income recognized by each of the Company’s operating subsidiaries, with

•U.S. subsidiaries taxed at the U.S. marginal corporate income tax rate of 21%;
•French subsidiary taxed at the French marginal corporate tax rate of 25%;
•U.K. subsidiaries taxed at the U.K. marginal corporate tax rate of 25% for periods starting April 1, 2023 and 19% for periods ending on or before March 31, 2023. Effective January 1, 2024, the U.K. adopted a global minimum tax rate of 15% under the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Pillar Two rules.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following tables present pre-tax income and revenue by jurisdiction.

Pre-tax Income (Loss) by Tax Jurisdiction

	Year Ended December 31,
	2025	2024	2023
	(in millions)
U.S.	$510	$498	$493
Foreign:
U.K.	30	6	21
France	(8)	(14)	(8)
Other	(1)	—	—
Total	$531	$490	$506

Effective Tax Rate Reconciliation

As described in Note 1, Business and Basis of Presentation, Recent Accounting Standards Adopted, the Company has elected to prospectively adopt the guidance in ASU 2023-09. The following table is a reconciliation of the U.S. federal statutory tax rate to the Company’s effective rate for the year ended December 31, 2025 in accordance with ASU 2023-09:

	Year Ended December 31, 2025
	Amount (in millions)	%
U.S. federal statutory tax rate	$112	21.0%
Tax exempt interest	(7)	(1.2)
Other	(2)	(0.3)
Foreign tax effects
U.K.
Statutory tax rate difference between U.K. and U.S.	1	0.2
Group relief	(9)	(1.7)
Other foreign jurisdictions	(1)	(0.2)
Effective tax rate	$94	17.8%

A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions for the years ended December 31, 2024, and 2023 in accordance with the guidance prior to the adoption of ASU 2023-09 is presented below.

Effective Tax Rate Reconciliation

	Year Ended December 31,
	2024	2023
	(dollars in millions)
Expected tax provision (benefit)	$103	$106
Tax-exempt interest	(10)	(15)
Foreign taxes	(5)	(1)
Return to provision adjustment	—	(6)
Other	(1)	(2)
Total provision (benefit) for income taxes	$87	$82
Effective tax rate	17.9%	16.1%

The expected tax provision (benefit) for the years ended December 31, 2024, and 2023 is calculated as the sum of pre-tax income in each jurisdiction multiplied by the statutory tax rate of the jurisdiction by which it will be taxed. Where there is a pre-tax loss in one jurisdiction and pre-tax income in another, the total combined expected tax rate may be higher or lower than any of the individual statutory rates.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Income Tax Payments

The following table presents income taxes paid, net of refunds received, by jurisdiction pursuant to the disclosure requirements of ASU 2023-09 for the year ended December 31, 2025. In applying this guidance, the Company’s policy is to include only cash payments made directly to taxing authorities in its income tax payment disclosures and, accordingly, does not consider purchases of non interest bearing U.S. Mortgage Guaranty Tax and Loss Bonds to be prepaid income taxes.

Income Taxes Paid, Net of Refunds Received, by Jurisdiction

Year Ended December 31, 2025
(in millions)
U.S. - federal	$52
Foreign	—
Total	$52

The company paid $81 million and $12 million during the years ended December 31, 2024 and 2023, respectively.

Audits

During 2025, the IRS closed the audit of AGUS’s 2018 and 2019 tax years with no impact to previously accrued taxes and opened an audit of AGUS 2021 tax year. As of December 31, 2025, AGUS had open tax years with the IRS for 2021 forward. As of December 31, 2025, Assured Guaranty Overseas US Holdings Inc. had open tax years with the IRS for 2022 forward and is not currently under audit. In December 2023, His Majesty’s Revenue & Customs (HMRC) issued an inquiry into Assured Guaranty’s 2021 U.K. tax returns. In October 2025, HMRC issued an inquiry into Assured Guaranty’s 2022 and 2023 U.K. tax returns along with issuing inquires into Assured Guaranty UK Limited, Assured Guaranty (UK) Services Limited (AG UK Services), and Assured Guaranty Finance Overseas Ltd.’s 2023 U.K. tax returns. As of December 31, 2025, the Company’s U.K. subsidiary had open tax year with HMRC for 2023 forward. The Company’s French subsidiary is not currently under examination and has open tax years of 2021 forward.

Uncertain Tax Positions

During the years ended December 31, 2025, 2024 and 2023, there were no unrecognized tax benefits. There were no accruals for the payment of interest and penalties related to income taxes as of each of December 31, 2025, 2024 and 2023.

12.    Insurance Company Regulatory Requirements

The following table summarizes the policyholder’s surplus and net income amounts reported to MIA for AG. The discussion that follows describes the basis of accounting and differences to GAAP.
Insurance Regulatory Amounts Reported

	Policyholders’ Surplus		Net Income (Loss)
	As of December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
	(in millions)
AG (1)	$3,249	$3,524	$238	$355	$289
____________________
(1)     Policyholders’ surplus is net of contingency reserves of $1,511 million and $1,392 million as of December 31, 2025 and December 31, 2024, respectively.

Basis of Regulatory Financial Reporting

United States

The Company’s ability to pay dividends depends, among other things, upon its financial condition, results of operations, cash requirements, compliance with rating agency requirements, and is also subject to restrictions contained in the insurance laws and related regulations of its state of domicile and other states. Financial statements prepared in accordance with accounting practices prescribed or permitted by local insurance regulatory authorities differ in certain respects from GAAP.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

AG is a Maryland domiciled insurance company. AG prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the NAIC and the MIA. Prescribed statutory accounting practices (SAP) are set forth in the NAIC Accounting Practices and Procedures Manual. The Company has no permitted accounting practices on a statutory basis.

GAAP differs in certain significant respects from AG’s SAP. The principal differences are listed below.

•Upfront premiums are earned upon expiration of risk and installment premiums are earned on a pro-rata basis over the installment period, rather than in proportion to the amount of insurance protection provided under GAAP. The timing of premium accelerations may also differ between SAP and GAAP. Under GAAP, premiums are accelerated only upon the legal defeasance of an insured obligation, whereas statutory premiums may be accelerated earlier if an insured obligation is economically defeased prior to legal defeasance.
•Acquisition costs are charged to expense as incurred rather than expensed over the period that the related premiums are earned under GAAP. Ceding commission income is earned immediately except for amounts in excess of acquisition costs, which are deferred, rather than fully deferred under GAAP.
•A contingency reserve is established according to applicable insurance laws, whereas no such reserve is required under GAAP.
•Certain assets designated as “non-admitted assets” are charged directly to statutory surplus, rather than reflected as assets under GAAP.
•Investments in subsidiaries are carried on the balance sheet on the equity basis, to the extent admissible, rather than consolidated with the parent under GAAP.
•The amount of admitted deferred tax assets are subject to an adjusted surplus threshold and subject to a limitation calculated in accordance with SAP. Under GAAP, there is no non-admitted asset determination, rather a valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.
•Insured credit derivatives are accounted for as insurance contracts rather than accounted for as derivative contracts that are measured at fair value under GAAP.
•Bonds are reported at either amortized cost or the lower of amortized cost or fair value, rather than classified as available-for-sale or trading securities and carried at fair value under GAAP.
•The impairment model for fixed-maturity securities classified as available-for-sale under GAAP differs from the statutory impairment model. Under SAP, fixed-maturity securities that have been determined to be other-than-temporarily impaired are written down to fair value or the present value of cash flows. Under GAAP, an allowance for credit losses is established, and can be reversed for subsequent increases in expected cash flows.
•Insured obligations of VIEs, where the Company is deemed the primary beneficiary, are accounted for as insurance contracts. Under GAAP, such VIEs are consolidated and any transactions with the Company are eliminated.
•Acquisitions are accounted for as either statutory purchases or statutory mergers, rather than under the purchase method under GAAP.
•Losses are discounted at pre-tax book yields and recorded when there is a significant credit deterioration on specific insured obligations and the obligations are in default or a default is probable. Under GAAP, expected losses are discounted at the risk-free rate at the end of each reporting period and are recorded only to the extent they exceed deferred premium revenue.
•The present value of contractual or expected installment premiums and commissions are not recorded on the balance sheet as they are under GAAP.
•The put options in CCS are not accounted for as derivatives as they are under GAAP.
•Non-U.S. dollar denominated unearned premiums reserve is remeasured at current exchange rates rather than carried at historical rates under GAAP.

United Kingdom

AGUK prepares its Solvency and Financial Condition Report based on Solvency UK Regulations. As of December 31, 2025, AGUK’s eligible own funds were an estimated £461 million (or $622 million). As of December 31, 2024, AGUK’s eligible own funds were an estimated £439 million (or $549 million).

France

AGE prepares its Solvency and Financial Condition Report and other required regulatory financial reports based on Autorité de Contrôle Prudentiel et de Résolution (ACPR) regulations and Solvency II. As of December 31, 2025, AGE’s

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
eligible own funds were an estimated €43 million (or $51 million). As of December 31, 2024, AGE’s eligible own funds were an estimated €35 million (or $36 million).

Dividend Restrictions and Capital Requirements

United States

Under Maryland’s insurance law, AG may, with prior notice to the Commissioner of its domiciliary regulator, the MIA, pay an ordinary dividend in an amount that, together with all dividends and distributions paid in the prior 12 months, does not exceed the lesser of 10% of its policyholders’ surplus (as of the prior December 31) or 100% of its adjusted net investment income during that period. “Adjusted net investment income” means the sum of (x) AG’s net investment income during the 12-month period ending December 31 of the preceding year (excluding realized capital gains and pro rata distributions of its own securities), and (y) AG’s net investment income (excluding realized capital gains) from the three calendar years prior to the preceding calendar year that has not already been paid out as dividends. The maximum amount available during 2026 for AG to distribute as ordinary dividends is approximately $245 million of which approximately $29 million is available for distribution in the first quarter of 2026.

United Kingdom

U.K. company law prohibits AGUK from declaring a dividend to its shareholders unless it has “profits available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While the U.K. insurance regulatory laws impose no statutory restrictions on a general insurer’s ability to declare a dividend, the Prudential Regulation Authority’s capital requirements may in practice act as a restriction on dividends for AGUK. AGUK made cash distributions in 2024 and 2023.

France

French company law prohibits AGE from declaring a dividend to its shareholders unless it has “profits and/or reserves available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While French law imposes no statutory restrictions on an insurer’s ability to declare a dividend, the ACPR’s capital requirements may, in practice, act as a restriction on dividends for AGE.

Dividend Restrictions and Capital Requirements

Distributions from Insurance Subsidiaries

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Distributions from AGUK to its parent	$—	$128	$127
Dividends paid by AG to U.S. holding companies (1)	287	400	358
Stock redemptions by insurance subsidiaries	250	400	200
___________________
(1)    Effective as of August 1, 2024, AGM merged with and into AG, with AG as the surviving company. Prior to the merger, AG had been directly owned by AGUS. As a result of the merger, AG is directly owned by AGMH, a subsidiary of AGUS.

13.    Related Party Transactions

Accounting Policy

The Company follows ASC 850, Related Party Transactions, for the identification and disclosure of related party transactions. Pursuant to ASC 850, related parties include: (i) the Company’s affiliates; (ii) entities for which investments in their equity securities would be required, absent the election of the FVO to be accounted for by the equity method; (iii) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of the Company’s management; (iv) the Company’s principal owners; (v) the Company’s management; (vi) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (vii) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Related party amounts and transactions disclosed in this note include transactions with “related parties” as defined in ASC 850.

AG participates in AGL’s long term incentive plans. AGL follows the fair value recognition provisions for share-based compensation expense. The Company is allocated its proportionate share of all compensation expense based on time studies conducted in accordance with the Third Amended and Restated Service Agreement, effective as of January 1, 2020 (as amended, the Group Service Agreement).

Guaranties or Contingencies for Related Parties

AG had issued financial guaranty policies guaranteeing the obligations of its affiliate, AG Financial Products Inc. (AGFP), to various third‑party beneficiaries under credit default swap agreements. Pursuant to its financial guaranty policy, AG is obligated to pay the beneficiary named in the policy, upon receipt of a claim as contemplated thereby, amounts that become due for payment by AGFP in the event of a payment default by AGFP under the applicable credit default swap agreement. AG may have a payment obligation to the beneficiary so long as there are outstanding transactions between AGFP and the beneficiary under the International Swaps and Derivative Association, Inc. master agreement entered into by the parties. Pursuant to its financial guaranty policy, AG is fully subrogated to the rights of the beneficiary to the extent of payment by AG under such policy. The financial guaranty policies are non-cancelable for any reason, including by reason of non-payment of premium.

In consideration of the issuance of the financial guaranty policy, AGFP agrees to pay AG premium pursuant to a premium agreement. Pursuant to the premium agreement, AGFP also agrees to pay the fees and expenses of AG in connection with the issuance of the financial guaranty insurance policy and the performance of its obligations under such policy. Under such premium agreement, AG is fully subrogated to AGFP’s rights (including its right to receive payments) under the underlying agreement to the extent that AG makes payments pursuant to the financial guaranty policy.

Management, Service Contracts or Cost Sharing Arrangements

The Company and various of its affiliates are parties to the Group Service Agreement. The Company’s affiliate, AG US Group Services Inc. (AG Services), a Delaware corporation, acts as the payroll company and employer for U.S. personnel, and the central, dedicated service provider within the Assured Guaranty group. Under the Group Service Agreement, AG Services’ employees make available to its Bermuda, U.S., U.K. and French affiliates, as applicable, equipment, insurance, reinsurance and such other services, including actuarial, marketing, underwriting, claims handling, surveillance, legal, corporate secretarial, information technology, human resources, accounting, tax, financial reporting and investment planning services, as are needed and requested by the service recipients. In addition, under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by AG. Expenses under the Group Service Agreement are allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead. The agreement provides for pre-funding by affiliates who are the largest consumers of group services and inter-company allocation of expenses. The agreement also provides for quarterly settlements and an express right of offset with regard to amounts owing between parties under the Group Service Agreement and other agreements between such parties.

AG and Assured Guaranty Finance Overseas Ltd. (AGFOL) are parties to an arranging agreement pursuant to which AGFOL introduces transactions to AG so that AG may consider whether it would provide a financial guarantee for a proposed transaction together with AGUK under their co-insurance structure. The arranging agreement provides for the payment of fees by AG to AGFOL on a cost basis, except with respect to U.K. office rent and overhead, which is on a cost plus basis.

The Company and various of its affiliates entered into a Service Agreement with AG Services Australia Pty Limited (Australia Services), effective as of January 1, 2024 (the Australian Service Agreement) pursuant to which (i) Australia Services provides certain marketing and related services to the Company and its affiliates in connection with their exploration of business opportunities in Australia (Marketing and Related Services), and (ii) AG Services and AG UK Services)provide certain back-office support services, including to Australia Services (Back-Office Services). Similar to the Group Service Agreement, expenses incurred by Australia Services in connection with the provision of the Marketing and Related Services are

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead. The applicable allocations will be multiplied by 100% to account for a transfer pricing adjustment required to satisfy certain Australian tax requirements and the total amounts due to Australia Services will be paid by the Company and its affiliates, as applicable, quarterly in arrears. In exchange for the Back-Office Services, AG Services and AG UK Services pay Australia Services a fixed annual fee in quarterly installments based on an allocation of AG Services’ and UK Services’ costs and expenses.

AGUK and AGE each is a party to a services agreement with AG UK Services pursuant to which AG UK Services provides professional insurance and financial services executives and administrative and clerical personnel who are experienced in the management of insurance and financial services operations similar to AGUK's and AGE's operations. Under such agreement, AGUK and AGE pay a fee equal to the costs incurred directly by AG UK Services or recharged to AG UK Services by other Assured Guaranty affiliates in providing the services of those individuals plus a mark-up in the case of services provided to AGE.

The following table summarizes the allocated expenses from affiliated companies under the expense sharing agreements.

Expenses Allocated From Affiliated Companies

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Affiliated companies:
AG Services	$208	$195	$173
AGUK Services	13	12	10
AGFOL	13	11	11
Transaction Services Corp.	—	—	(6)
Other	—	(1)	—
Total	$234	$217	$188

The following table summarizes the amounts due to (from) affiliated companies primarily under the expense sharing agreements.

Amounts Due To (From) Affiliated Companies

	As of December 31,
	2025	2024
	(in millions)
Affiliated companies:
AG Services	$104	$96
AG UK Services	8	8
AGFOL	6	6
AG Financial Products Inc.	(5)	—
AGL	3	3
Other	1	(1)
Total	$117	$112

Reinsurance Agreements

The Company has Ceded Business to affiliated entities under certain reinsurance agreements, as described above under Note 6. Reinsurance. AG also routinely cedes a proportionate share of new business to AG Re under a whole account quota share reinsurance agreement effective January 1, 2007, amended as of October 1, 2010. The proportionate share cessions to AG Re generally range from 15% to 50%. See below for material related party reinsurance balances. AG Re secures its reinsurance liabilities to AG by posting collateral for the benefit of AG in an amount generally equal to 102% of AG Re’s assumed unearned premium reserve and loss reserves, calculated on a statutory basis of accounting.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table summarizes the affiliated components with AG Re of each balance sheet item, where applicable.

	As of December 31,
	2025	2024
	(in millions)
Assets:
Ceded unearned premium reserve	$790	$791
Reinsurance recoverable on unpaid losses	79	91
Other assets
Net credit derivative assets (liabilities) (1)	6	7
Reinsurance recoverable on paid losses	2	69
Liabilities:
Reinsurance balances payable, net
Ceded premium payable, net of ceding commission	270	273
Ceded salvage and subrogation recoverable	82	68
Ceded paid loss payable	3	3
Other liabilities
Ceded funds held	21	32
Deferred ceding commissions	224	223
____________________
(1)    Represents a net asset or liability position based on counterparty exposure.

	As of December 31,
	2025	2024
	(in billions)
Ceded par outstanding	$61.0	$56.6

The following table summarizes the affiliated components with AG Re of each statement of operations item, where applicable.

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Revenues:
Net earned premiums	$(83)	$(88)	$(72)
Fair value gains (losses) on credit derivatives	(15)	(3)	(19)
Foreign exchange gains (losses) on remeasurement	(12)	4	(7)
Other income (loss)
Change in ceded funds held with affiliates	(4)	(8)	(21)
Other	(4)	3	—
Expenses:
Loss and LAE (recoveries)	4	(1)	(49)
Other expenses
Commissions incurred (earned)	(24)	(25)	(20)

Loan Receivable from Affiliate

Accounting Policy

The loan receivable from affiliate was recorded at its principal amount. There was no discount or premium at the time of issuance of the loan.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Loan to AGUS

On October 1, 2019, AG made a 10-year, 3.5% interest rate intercompany loan to AGUS, in the amount of $250 million, to fund the acquisition of, and capital contributions to BlueMountain Capital Management LLC and its associated entities. The Company recognized $8 million of interest income for the year ended December 31, 2025 and $9 million for the years ended 2024 and 2023. Interest is payable annually in arrears on each anniversary of the note, and commenced on October 1, 2020. Interest accrues daily and is computed on a basis of a 360 day year from October 1, 2019 until the date on which the principal amount is paid in full. AGUS will pay 20% of the original principal amount of each note on the sixth, seventh, eighth, and ninth anniversaries. The remaining 20% of the original principal amount and all accrued and unpaid interest will be paid on the maturity date. AGUS has the right to prepay the principal amount of the notes in whole or in part at any time, or from time to time, without payment of any premium or penalty. During 2025, AGUS repaid $50 million in outstanding principal as well as accrued and unpaid interest. As of December 31, 2025, $200 million remained outstanding.

14.    Leases

The Company is party to various non-cancelable lease agreements, all of which are operating leases as of December 31, 2025. The majority of the Company’s leases relate to office space dedicated to the Company’s operations in various locations (New York City, London and Paris) with expiration dates ranging from 2029 to 2032. The Company subleases a certain property that is not used in its operations. Under the Group Service Agreement, the Company makes available to its affiliates the use of certain equipment and office space leased by the Company. A portion of the lease expense is allocated and charged to affiliates.

Accounting Policy

The Company determines if an arrangement is a lease at inception. For operating leases with an original term of more than 12 months where the Company is the lessee, the Company recognizes a right-of-use (ROU) asset in “other assets” and a lease liability in “other liabilities” on the combined balance sheets. An ROU asset represents the Company’s right to use an underlying asset for the lease term, and a lease liability represents the Company’s obligation to make lease payments arising from the lease. At the inception of a lease, the total fixed payments under a lease agreement are discounted utilizing an incremental borrowing rate that represents the Company’s collateralized borrowing rate. The rate is determined based on the lease term as of the lease commencement date. Some of the Company’s leases include renewal options, which are not included in the lease terms unless the Company is reasonably certain it will exercise the option.

The Company elected the practical expedient to account for all lease components and their associated non-lease components (i.e., common area maintenance, real estate taxes, building insurance, etc.) as a single lease component and include all fixed payments in the measurement of ROU assets and lease liabilities. Operating lease expense is recognized on a straight-line basis over the lease term. Costs related to variable lease and non-lease components for the Company’s leases are expensed in the period incurred. Sublease income is earned on a straight-line basis over the term of the lease.

The Company assesses ROU assets for impairment when certain events occur or when there are changes in circumstances including potential alternative uses. If circumstances require an ROU asset to be tested for possible impairment, and the carrying value of the ROU asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Any impairment is reported in “other expenses” in the combined statements of operations.

Lease Assets and Liabilities

ROU Assets and Lease Liabilities

	As of December 31,
	2025	2024
	(dollars in millions)
ROU assets	$56	$63
Lease liabilities	$73	$82
Weighted average discount rate	2.7%	2.6%
Weighted average remaining lease term (in years)	6.3	7.2

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Lease Expense and Other Information

	Year Ended December 31,
	2025	2024	2023
	(in millions)
Operating lease costs	$9	$8	$7
Variable and short-term lease costs	1	1	1
Sublease income	(1)	(1)	—
Total lease costs	$9	$8	$8
Cash paid for amounts included in the measurement of lease liabilities
Operating cash outflows for operating leases	12	12	13

Future Minimum Rental Payments
Operating Leases

As of December 31, 2025
Year	(in millions)
2026	$12
2027	12
2028	13
2029	13
2030	12
Thereafter	17
Total lease payments	79
Less: Imputed interest	6
Total lease liabilities	$73

15.    Contingencies

Legal Proceedings

Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations or liquidity in that particular quarter or year.

In addition, in the ordinary course of their respective businesses, the Company and its affiliates are involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. For example, the Company is involved in a number of legal actions in the Federal District Court of Puerto Rico to enforce or defend its rights with respect to the obligations of PREPA it insures. There are two recently active proceedings related to PREPA, while there are a number of other unresolved proceedings related to PREPA that remain stayed pending the Federal District Court of Puerto Rico’s determination on a plan of adjustment and disclosure statement. See Note 3. Expected Loss to be Paid (Recovered), Loss Estimation Process, Public Finance, Puerto Rico, for a description of such actions. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s results of operations in that particular quarter or year.

The Company also receives subpoenas and interrogatories from regulators from time to time.

Accounting Policy

The Company establishes accruals for litigation and regulatory matters to the extent it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. Additionally, it discloses such amounts if material to the financial position of the Company. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter would be disclosed if material.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The Company reviews relevant information with respect to its litigation and regulatory matters on a quarterly basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

16.    Shareholder’s Equity

Other Comprehensive Income

The following tables present the changes in each component of AOCI and the effect of reclassifications out of AOCI into the respective lines in the combined statements of operations. Prior to the combination of certain of its European subsidiaries, two of those subsidiaries had a functional currency other than the U.S. dollar. Gains and losses relating to translating foreign functional currency financial statements for GAAP reporting were recorded as cumulative translation adjustment in OCI. Upon the merger of these European subsidiaries with and into AGUK, which has a functional currency of U.S. dollar, no further changes to the cumulative translation adjustment are recorded.

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2025

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2024	$(161)	$(95)	$(18)	$(24)	$(298)
Other comprehensive income (loss) before reclassifications	141	4	(1)	—	144
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(9)	(26)	—	—	(35)
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	(9)	(26)	(3)	—	(38)
Tax (provision) benefit	—	5	1	—	6
Total amount reclassified from AOCI, net of tax	(9)	(21)	(2)	—	(32)
Other comprehensive income (loss)	150	25	1	—	176
Balance, December 31, 2025	$(11)	$(70)	$(17)	$(24)	$(122)

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2024

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2023	$(138)	$(98)	$(20)	$(24)	$(280)
Other comprehensive income (loss) before reclassifications	(32)	18	—	—	(14)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(9)	18	—	—	9
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	(9)	18	(3)	—	6
Tax (provision) benefit	—	(3)	1	—	(2)
Total amount reclassified from AOCI, net of tax	(9)	15	(2)	—	4
Other comprehensive income (loss)	(23)	3	2	—	(18)
Balance, December 31, 2024	$(161)	$(95)	$(18)	$(24)	$(298)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2023

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total
	(in millions)
Balance, December 31, 2022	$(249)	$(105)	$(23)	$(24)	$(401)
Other comprehensive income (loss) before reclassifications	111	(3)	—	—	108
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	1	(12)	—	—	(11)
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	1	(12)	(3)	—	(14)
Tax (provision) benefit	(1)	2	—	—	1
Total amount reclassified from AOCI, net of tax	—	(10)	(3)	—	(13)
Other comprehensive income (loss)	111	7	3	—	121
Balance, December 31, 2023	$(138)	$(98)	$(20)	$(24)	$(280)

Share Capital

The Company had no preferred stock issued or outstanding as of December 31, 2025 and 2024. The Company is authorized to issue 200,004 shares of preferred stock, par value $1,000 per share (Woodbourne Preferred Stock) and 5,000.1 shares of perpetual preferred stock, par value $1,000 per share (Sutton Preferred Stock).

As of December 31, 2025, the Company had 481,723 shares of authorized common stock with par value of $5,866.44 per share and 2,557 issued and outstanding shares of common stock.

As of December 31, 2024, the Company had 484,976 shares of authorized common stock with par value of $2,581.84 per share and 5,810 issued and outstanding shares of common stock.

Share Repurchases

Accounting Policy

The Company records share repurchases as a reduction to “common stock” and “additional paid-in capital.” Once additional paid-in capital has been exhausted, share repurchases are recorded as a reduction to common stock and retained earnings.

17.    Subsequent Events

Subsequent events have been considered and disclosed if material through February 26, 2026, for these financial statements, which are to be issued on February 27, 2026.